                                                                   EXHIBIT 10.14

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

     This Agreement is made and entered into as of September 28, 1998, by and between Mutual Assurance, Inc. ("Purchaser"), an Alabama stock insurer, and Medical Assurance, Inc. ("MAI"), a Delaware corporation, having its principal place of business at 100 Brookwood Place, Birmingham, Alabama 35209, and Medical Defense Associates, a Missouri stock insurer ("MDA"), Medical Defense Insurance Company ("MDIC"), a Missouri stock insurer, Medical Defense Services Corp. ("MDS"), a Missouri corporation, and Medical Defense Holding Co., a Missouri corporation ("MDHC"), each having their principal place of business at 1311 E. Woodhurst, Springfield, Missouri 65804. MDA and MDIC may hereinafter sometimes be referred to collectively as the "Sellers".

                                 W I T N E S S E T H

     WHEREAS, the Purchaser and the Sellers each offer professional liability insurance and related liability insurance for physicians and other health care providers; and

     WHEREAS, the Purchaser desires to purchase, and the Sellers desire to sell, the recurring book of medical professional liability insurance business of Sellers pursuant to the terms, conditions, representations, warranties and agreements set forth herein (collectively the "Book of Business").

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  Purchased Assets.

     1.01 Book of Business. On the terms and subject to the conditions hereinafter set forth, on the Closing Date (as defined in Section 9.01), Sellers shall sell to Purchaser, and Purchaser shall purchase, all of Sellers' right, title and interest in and to the recurring book of medical professional liability insurance business of Sellers (the "Book of Business"), free and clear of all liens, claims and encumbrances except as herein contemplated. The Book of Business shall include, without limitation, the following:

          (a) Assumed Contracts. To the extent assignable, all rights and interest of the Sellers in and to the contracts, agreements, arrangements between either of the Sellers and licensed insurance agents relating to the Book of Business, including without limitation, the contracts, agreements and arrangements identified on Schedule 1.01(a) of this Agreement (the "Assumed Contracts").

          (b) Documents and Records. All documents and records, wherever located, used by each of the Sellers in or relating to the Book of Business, whether recorded in hard copy, in computerized or electronic databases, or otherwise, including without limitation the following:

               (i) all underwriting files and manuals with respect to any professional liability insurance polices ("Policies") currently in force and with respect to any Policies which have been in force at any time;

               (ii) all claims files with respect to Policies, both open and closed. Such files shall include all historical claims information on Policies, including information on paid losses, 180-day letters, incident reports, notices of pending litigation, litigation material, consents to settle, and all other related information;

               (iii) all actuarial information with respect to Policies which are currently in force and which have been in force at any time to the extent not prohibited by the Actuary (herein defined);

               (iv) all minutes from the meetings of the Claims and Underwriting Committees and reports submitted to such Committees of each of the Sellers;

               (v) all forms of policies and endorsements thereto with respect to Policies currently in force and which have been in force at any time;

               (vi) all accounting records relating to applicants for, and insureds under, Policies;

               (vii) all risk management reports and files including without limitation practice reviews;

               (viii) all risk management material utilized in connection with risks insured by the Policies currently in force and which have been in force at any time, including without limitation, survey forms, videos, practice guidelines, and questionnaires;

               (ix) all customer marketing and sales material, including agent appointment contracts, recruiting information, and application correspondence for persons insured under Policies currently in effect or which previously been insured under Polices;

               (x) a complete listing of the insureds under Policies currently in effect (including physicians, dentist, nurses, CRNA's, and other health care professionals), with names, addresses, types of coverage, premiums, limits and specialty.

The Sellers and Purchaser agree and understand that it may be necessary for the Sellers to retain the originals of certain of the records because of the requirements of insurance regulatory and taxing authorities, and that it may be reasonable for the Sellers to retain the originals of certain other records. In order to facilitate a smooth transition of insurance operations contemplated by this Agreement, Purchaser has granted to Sellers a license to use and maintain possession of original records under
Section 7.02 of this Agreement. The Sellers and Purchaser agree they will cooperate in determining what original records may be retained by Sellers under said license and the sequencing of the transfer of original records to the Purchaser. Sellers and Purchaser shall each have access to and the right to make copies of all of the originals of all of the Documents and Records in accordance with Section 7.02 hereof.

          (c) Intellectual Property. All trade secrets, proprietary rights, and other proprietary knowledge and know-how relating to the Book of Business; all trademarks, service marks, trade names, copyrights, marks, symbols, logos and packaging designs relating to the Book of Business; all information systems and data bases owned by Sellers and used in the Book of Business, including all electronic data bases relating to the Book of Business in machine readable form; all other intellectual property and intangible property rights relating to the Book of Business; and all applications therefor and registrations thereof with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices, in each case that are used in or related to the Book of Business and which either of the Sellers owns (the "Intellectual Property") including, without limitation, the Intellectual Property described on
Schedule 4.11.

          (d) Names. All of the Sellers' rights in and to the names Medical Defense Associates, Medical Defense Insurance Company, and any variations thereof as well as any other trade names used in connection with the Book of Business including without limitation "MDA" and "MDIC." Any right of the Purchaser to use any such name shall be subject to any statutory or regulatory requirements, including but not limited to the Unfair Trade Practice Act, Sections 375.930 to 375.948, RSMo. Sellers, MDS and MDHC agree that they will cause their corporate names to be changed after the Closing Date so as to delete the words "Medical Defense" from said corporate names.

          (e) DDR Reserves. Cash or cash equivalent in an amount equal to the reserves associated with the liability under Extended Reporting Endorsements (as defined in Section 2.01(b) hereof) relating to the death, disability or retirement of insureds with policies which have been issued by the Sellers prior to the Effective Date (the "DDR Reserves"), it being agreed by the Sellers and the Purchaser that this amount shall be $1,800,000, which amount shall be transferred and delivered to Purchaser on the Closing Date (as defined in Section 9.01 hereof).

     2.    Assumed and Retained Liabilities.

     2.01 Assumption of Liabilities. Purchaser is not and shall not be required to assume or pay any liabilities, insured risks, accounts payable, debts, claims, security interests, liens, encumbrances or other obligations of Sellers relating to the Book of Business or otherwise, whether known, unknown, accrued, contingent or otherwise, except that, as of the Effective Date

(as defined in Section 9.01 hereof), Purchaser will assume only the following (the "Assumed Liabilities").

          (a) Assumed Contracts. At Closing Purchaser will assume the obligations of Sellers accruing after the Effective Date under the Assumed Contracts referred to in Section 1.01(a) and listed on Schedule 1.01(a) of this Agreement, except for compensation payable with respect to policies issued prior to the Closing Date; provided however that (i) nothing herein contained shall require Purchaser to pay, perform or discharge any Assumed Liabilities so long as Purchaser shall in good faith, contest or cause to be contested the amount or validity thereof, and (ii) no liabilities will be assumed that otherwise constitute a breach of any covenant, representation or warranty of Sellers herein.

          (b) Reporting Endorsements. Purchaser shall assume all obligations of the Sellers to issue endorsements to allow for the reporting of claims after the expiration of the policy period for "claims-made" insurance policies ("Extended Reporting Endorsements") that accrue on or after the Effective Date in accordance with the terms of any medical malpractice insurance policies issued by either of the Sellers that are in force on the Effective Date ("Outstanding Policies") and in accordance with Missouri or Kansas laws and regulations relating to the obligation of insurers to issue endorsements to "claims-made" policies allowing for the reporting of claims after the policy period with respect to such Outstanding Policies. Such obligations shall include (i) Sellers' liability to issue the Extended Reporting Endorsements under any of Sellers' Outstanding Policies upon the death, disability or retirement of the insured under such policies after the Effective Date, (ii) Sellers' obligation to issue Extended Reporting Endorsements on Outstanding Policies that are not renewed after the Effective Date, and (iii) Sellers' obligation to issue subsequent endorsements to Extended Reporting Endorsements issued prior to the Effective Time; provided that Purchaser shall not assume the responsibility for, and Sellers shall remain liable for, the issuance of subsequent endorsements to Extended Reporting Endorsements that were issued prior to the Effective Date, without charge, upon the death, disability or retirement of an insured under policies issued by Sellers. Such obligations will be fulfilled by the Purchaser issuing endorsements or special insurance policy forms so as to afford such Extended Reporting Endorsements on the same terms and conditions that Sellers' would be obligated to provide under the Outstanding Policies; provided that neither of Sellers shall be relieved of its obligation to issue an Extended Reporting Endorsement if an insured under an Outstanding Policy refuses to accept the endorsement or policy offered by Purchaser in which event Purchaser shall fulfill its obligation by reinsuring Extended Reporting Endorsements so required to be issued by Sellers under the reinsurance treaty described in
Section 7.04(a) hereof. All premium payments for Extended Reporting Endorsements or policies issued by Purchaser as herein required shall be paid directly to the Purchaser and not to the Sellers.

     2.02 Retained Liabilities. Except for the Assumed Liabilities, Purchaser will not assume or otherwise be responsible for any liabilities or obligations of either or both of Sellers (the "Retained Liabilities") regardless of nature, and whether or not in existence or hereafter arising.

     2.03 Reinsurance. Purchaser will reinsure rather than assume certain losses and loss adjustment expenses incurred under medical professional liability insurance policies issued by Sellers prior to the Effective Date in accordance with and subject to the provisions of Section 7.04 hereof.

     3.    Consideration for Book of Business.

     3.01 Consideration. The consideration to be paid by Purchaser for the Book of Business shall be:

          (a) $3,500,000 payable in immediately available funds in two installments as follows: $2,000,000 on the Closing Date (as defined in Section
9.01 hereof); and $1,500,000 on the first anniversary of the Closing Date; and

          (b) the assumption by Purchaser of the Assumed Liabilities in accordance with Section 2.01 hereof; and

          (c) the excess of loss reinsurance to be provided by Purchaser to Sellers in accordance with Section 7.04(b) hereof.

     4. Representations and Warranties of Sellers. In consideration of Purchaser's agreement to purchase the Purchased Assets from Sellers as herein contemplated, Sellers and MDHC hereby jointly and severally warrant to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section). None of the representations and warranties made hereunder shall be deemed to explicitly or implicitly represent that any or all of Sellers' current policyholders will renew their insurance with Purchaser upon the expiration of their respective insurance policies or that the number of Sellers' insureds or the amount of Sellers' written premium have not, or will not decrease in the ordinary course of Sellers' business prior to the Effective Date. Certain representations are limited to the knowledge of Sellers. For purposes of this Agreement, "Sellers' knowledge" shall mean the conscious awareness of facts or other information of any officer or director of Sellers, MDS or MDHC or any other person functioning as a senior manager or administrator with respect to the business of Sellers without regard to whether such person is employed by either of Sellers.

     4.01 Organization. Each of Sellers, MDS and MDHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the requisite corporate power to carry on its business as now being conducted. Each of Sellers, MDS and MDHC is duly qualified, and is the authorized holder of every necessary permit, authorization or license (including permits, authorizations and licenses from applicable insurance departments), to do business, and is in good standing, in every jurisdiction in which it writes business except where the failure to be so qualified or have such permit, authorization, or license would not have a material adverse effect on Sellers' Book of Business. Schedule 4.01 sets forth each state in which either of the Sellers is licensed to write medical professional liability insurance.

     4.02  Shares of Sellers.

          (a) MDHC holds of record and owns beneficially 1,200,000 shares of common stock of MDA, par value $1.00 per share, which shares comprise all of the issued and outstanding shares of capital stock of MDA. All of the issued and outstanding shares of common stock of MDA have been duly authorized, validly issued, are fully paid and nonassessable, and there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which MDA or MDHC is a party or which are binding upon either of them providing for the issuance, disposition or acquisition of any of MDA's capital stock.

          (b) MDS holds of record and owns beneficially 805 shares of common stock of MDIC, par value $1,000 per share, which shares comprise all of the issued and outstanding shares of capital stock of MDIC. All of the issued and outstanding shares of common stock of MDIC have been duly authorized, validly issued, are fully paid and nonassessable, and there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which MDIC or MDS is a party or which are binding upon either of them providing for the issuance, disposition or acquisition of any of MDIC's capital stock.

          (c) MDA owns beneficially all of the issued and outstanding shares of capital stock of MDS, all of which have been duly authorized and are validly issued. There are no outstanding options, warrants, rights, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which MDA or MDS is a party or which is binding on either of them providing for the issuance, disposition or acquisition of any of MDS's stock.

     4.03  Authority.

          (a) At the time of Closing, all corporate proceedings or actions necessary to authorize the execution and delivery of, and the performance of the obligations of each of the Sellers, MDS and MDHC under this Agreement will have been duly and validly taken and completed. Each of the Sellers, MDS and MDHC has the corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered on behalf of each of Sellers, MDS and MDHC and, assuming the due authorization, execution and delivery hereof by Purchaser and the approval of the Sellers shareholders, will constitute the legal, valid and binding obligation of each of the Sellers enforceable as to each of them in accordance with its terms and conditions, subject to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. None of Sellers or MDHC is required to give any notice to, or make any filing with, or obtain any authorization, consent or approval from, any governmental agency in order to consummate the transactions contemplated by this Agreement, except for the notice required to be filed under the Hart-Scott-Rodino Act of 1976, if any, and the necessary filings with and approvals of the Departments of Insurance of Missouri, Kansas and Alabama, if any, including, but not limited to, the preacquisition notice required under Section 382.095 of the Missouri Insurance Code.

          (b) The execution and delivery of their Agreement by Sellers, and the performance by Sellers of the transactions contemplated hereby, will not require approval of any class of the capital stock of MDHC.

     4.04 Noncontravention. The execution, delivery and performance of this Agreement by each of the Sellers, MDS and MDHC, and the consummation of the transactions contemplated hereby, does not and will not, with the passage of time, the giving of notice or otherwise, (a) to the best of Sellers' knowledge, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which any of the Sellers, MDS or MDHC is subject; or (b) violate or result in breach of any term or provision of the Articles of Incorporation or the Bylaws, as heretofore amended, of either of Sellers; or (c) violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, mortgage, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, reinsurance agreement, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which either of Sellers is now a party or by which either of them is bound or to which any of their assets is subject; or (d) result in the creation or imposition of any lien, charge or encumbrance on either of Sellers or any asset thereof, except in the case of each of clauses
(a), (b), (c) and (d) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, or creations of liens, security interests, charges, encumbrances which, in the aggregate, would not have a material adverse effect on the business or prospects of the Book of Business.

     4.05 Litigation. There is no action, suit, proceeding or investigation, pending or threatened, in any court or before any governmental agency or instrumentality against, by or affecting any of Sellers, MDS or MDHC, which, if adversely determined, could reasonably be expected to prevent or delay the consummation of this Agreement or the transactions contemplated hereby, or could reasonably be expected to declare the same to be unlawful or cause a rescission thereof.

     4.06  Financial Statements and Other Reports.

          (a) Each of Sellers has delivered to the Purchaser (i) their respective Annual Statements as filed with the Missouri Department of Insurance pursuant to Sections 379.105 of the Missouri Insurance Code for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997; (ii) the quarterly statements as of June 30, 1998, of each of Sellers, as filed with the Missouri Department of Insurance; (iii) the audited financial statements of MDA for the years ended December 31, 1997, 1996 and 1995, together with a report thereon by Coopers & Lybrand LLP, independent accountants, which audited financial statements include balance sheets, statements of operations, changes in shareholders equity, and cash flows for the years then ended and notes thereto, prepared in accordance with regulatory accounting principles; (iv) the audited consolidated financial statements of MDHC and its subsidiaries for the years ended December 31, 1997, 1996 and 1995, which financial statements include balance sheets, statements of operations, changes in shareholders' equity and cash flows for the year then ended and notes thereto together with a report thereon from Coopers & Lybrand LLP, prepared in accordance with generally accepted accounting principles; and (v) unaudited consolidated financial statements of MDHC for the quarter ended June 30, 1998, which consolidated financial statements shall include a balance sheet and statements of income, changes in shareholders' equity, and cash flows for the quarter ended June 30, 1998, prepared in accordance with generally accepted accounting principles (the items described in (i), (ii), (iii), (iv), and (v) above are collectively referred to as the "Sellers' Financial Statements"). To the knowledge of the Sellers, all the Sellers' Financial Statements are materially correct and complete, are consistent with the books and records of the Sellers (which books and records are correct and complete) and fairly reflect the financial condition of each of Sellers as of each of said dates and the results of operations of each of them for the years (or such shorter period) then ended; provided, however, that the quarterly Financial Statements are subject to normal year end adjustments.

          (b) Schedule 4.06(b) lists all financial examinations that the Missouri Department of Insurance has conducted with respect to either of Sellers since 1988. Sellers have provided to the Purchaser correct and complete copies of reports issued by the Missouri Department of Insurance with respect to the examinations listed on the Schedule 4.06(b).

          (c) MDA has delivered to the Purchaser a correct and complete copy of the registration statement of MDA on Form B under the Missouri Insurance Holding Company Act, including all amendments thereto for periods ended after December 31, 1992. The registration statement (as amended to date) includes all of the information required under Chapter 382 of the Missouri Insurance Code and the regulations promulgated thereunder and does not omit any information, the omission of which would make the information included therein materially misleading. Neither of Sellers has paid any dividend in violation of the Missouri Insurance Laws. MDA has disclosed all contracts, real estate leases, or other arrangements or transactions between MDH or either of Sellers or any of their affiliates (as such term is defined in Rule 405 of the SEC) that are required to be disclosed in such registration statements under the Missouri Insurance Code and rules and regulations promulgated thereunder.

          (d) Except as disclosed on Schedule 4.06(d), neither of Sellers has received from any person a Form A or such other form as may be prescribed under Chapter 382 of the Missouri Insurance Code indicating that such person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to or has entered into any agreement to exchange securities for, or intends to acquire or has acquired in the open market or otherwise, any voting security of either of Sellers, if after the consummation thereof such person would directly or indirectly be in control of the subject Seller.

     4.07 Absence of Certain Changes. Since June 30, 1998, except as set forth in Schedule 4.07, there has not been:

          (a) Any change or changes in the financial condition, assets, liabilities or business of either of Sellers that have been materially adverse to the Book of Business, other than changes in the ordinary course of business;

          (b) Any mortgage, pledge, or subjection to lien, charge or encumbrance of any material kind of any assets, tangible or intangible, relating to the Book of Business of either of Sellers;

          (c) Any sale, assignment or transfer by either of Sellers of any trademarks, trade names, or other intangible assets relating to the Book of Business;

          (d) Any material amendment to or termination of any material contract, agreement, instrument or license relating to the Book of Business to which either of Sellers is a party; or

          (e) Any other event or condition of any character materially and adversely affecting the Book of Business.

     4.08  Loss Reserves and Premium Rates for Professional Liability Insurance.

          (a) MDA has engaged Tillinghast as its independent consulting actuary (the "Actuary") for each fiscal year commencing after December 31, 1992. In connection with such engagement, the Actuary has reviewed MDA's reserve for losses and loss adjustment expenses in each of said years and has made a written recommendation as to the amount that MDA should maintain in such reserves in each of said years. As to premium rates the Actuary has reviewed such rates and provided written recommendations regarding rates MDA should charge for professional liability insurance in each of said years. The amount of the reserve for losses and loss adjustment expenses maintained by MDA and the premiums charged by MDA for professional liability insurance were within the recommended range of the Actuary for the fiscal year ended December 31, 1997.

          (b) The Sellers are required to submit to the Missouri Department of Insurance all policies, endorsements, underwriting manuals, and premium rates for the professional liability insurance offered by them, if any, within 10 days after they become effective, except that a change of more than 25% of any of the foregoing items requires filing with the Missouri Department at least 60 days prior to the effective date of such change and approval thereof by the Director of the Department. Except as set forth in Schedule 4.08(b), no increases in premium rates have been questioned by the Missouri Department of Insurance during the most recent five years, and during such five year period, MDA has not received any correspondence or communication from the Missouri Department of Insurance requesting or suggesting that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

          (c) Schedule 4.08(c) lists all forms of insurance policies and endorsements (excluding manuscript endorsements) which have been issued to the insureds of the Sellers and under which claims have or may be made. None of such policies and endorsements (including manuscript endorsements) provide for the issuance of an Extended Reporting Endorsement without additional premium other than upon the death, disability or retirement of an insured. Sellers have provided correct and complete copies of all forms listed on the Schedule 4.08(c).

     4.09 Reinsurance. Schedule 4.09 sets forth all reinsurance treaties that are currently in effect with respect to claims incurred under professional liability insurance policies of the Sellers prior to June 30, 1998, and the consummation of the transaction contemplated herein will not result in the termination of any such reinsurance treaties. Sellers have provided to Purchaser true and correct copies of all such reinsurance treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums as reflected in the unaudited consolidated balance sheet of MDHC at June 30, 1998, are stated gross of reinsurance ceded amounts. To the knowledge of Sellers, all reinsurance recoverable amounts reflected in the consolidated balance sheet of MDHC at June 30, 1998, are collectible. Sellers have no knowledge of any material adverse change in the financial condition of Sellers' reinsurers that might raise concern regarding the ability to honor their reinsurance commitments.

     4.10 Investments. There has been no material change in Sellers' investment policy or in the composition of the investments of Sellers since December 31, 1997.

     4.11  Intellectual Property.

          (a) Each of the Sellers owns all Intellectual Property listed on
Schedule 4.11 and such intellectual property includes all such property used in connection with the medical professional liability insurance business of each of Sellers other than information data processing systems and programs of third parties which either Seller has the right to use pursuant to a license, sublicense, lease or other agreement.

          (b) To the best of the Sellers' knowledge, neither of Sellers has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither of Sellers, nor any of their respective directors or officers (and employees with responsibility for intellectual property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of the directors and officers (and employees with responsibility for intellectual property matters) of the Sellers, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of either or Sellers.

     4.12 Contracts and Commitments. Schedule 4.12 lists the following written (unless otherwise noted) contracts, agreements, and other arrangements relating to the Book of Business of Sellers to which either of Sellers is a party:

          (a) Any written arrangement concerning confidentiality or non-competition; or

          (b) Any written arrangement under which the consequences of a default or termination could have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Book of Business; or

          (c) Any written or oral agreement or understanding with the Missouri Department of Insurance or the Department of Insurance of any state relating to the continued operation of the medical professional liability insurance business of either of Sellers; or

          (d) Any written or oral understanding or agreement with respect to the retention of any law firms or other organizations relating to the defense of claims made against insureds of either of Sellers; or

          (e) Any material written or oral understanding between either of Sellers and any independent contractors acting as agents for either of them in the sale of its insurance products.

     Except as otherwise noted in Schedule 4.12, Seller has made available to the Purchaser a correct and complete copy of each written arrangement listed therein. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding, enforceable, and in full force and effect in all material respects (subject to the enforcement of remedies to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally); (ii) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect in all material respects at the time of the Closing (subject to the enforcement of remedies to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally); (iii) no party is in breach or default, and no event has occurred with which notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under any written arrangement which would have a material adverse effect on the Sellers' Book of Business; and (iv) no party has repudiated any provision of a material written arrangement. Neither of Sellers is a party to any verbal contract, agreement or other arrangement which if reduced to written form would be required to be listed in Schedule 4.12 under the terms of this
Section 4.12.

     4.13  Legal Compliance.

          (a) To Sellers' knowledge, each of Sellers has complied with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) except those that would not have a material adverse effect on the business or prospects of the Book of Business, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against either of them alleging any failure to comply with any such law or regulation except those that would not have a material adverse effect on the business or prospects of the Book of Business.

          (b) Sellers have possession of all records and documents they are required to retain under all applicable laws (including rules and regulations thereunder) except where the failure to do so would not have a material adverse effect on the Book of Business.

     4.14  Employee Relations, Employment Agreements and Benefit Plans.
Schedule 4.14 is a true and complete payroll roster of all employees of Sellers and MDS performing services in connection with the operation of Sellers' medical professional liability insurance business as of June 30, 1998; and correctly sets forth with respect to each such employee to the best knowledge of the Sellers the: (1) name; (2) social security number; (3) employment position with the Seller or MDS; (4) rate of pay for each such person entitled to receive compensation from the Seller or MDS; and (5) a description of any bonus or other incentive compensation plans currently in effect for such employees. The records to be transferred by Sellers as part of the "Book of Business" include correct and complete records that will reflect each such employee's (i) age and correct address; (ii) date of employment with a Seller or MDS; (iii) current base compensation on an annual basis; (iv) number of days taken as vacation or sick leave during the period beginning January 1, 1998 through the Effective Date; and (v) liability of a Seller or MDS, if any, for accrued vacation and sick leave. No increases have been given in such salaries, other than adjustments in accordance with prior practice.

     4.15 Documents and Records of Sellers. The documents and records included in the Book of Business that are described in Section 1.01(b) hereof have been maintained in the ordinary course of Sellers' medical professional liability insurance businesses; are correct and complete in all material respects; and, to the best of Sellers' knowledge, include an accurate and complete listing of all persons who have been insured under Policies issued by either of the Sellers and a record of all incident reports that have been made by Sellers' insureds, orally or in writing, prior to the Effective Date.

     4.16 Brokerage Fees. Neither of Sellers has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

     5. Representations and Warranties of the Purchaser. In consideration of the Sellers' agreement to sell the Purchased Assets to Purchaser and the representations, warranties and covenants made by the Sellers for the benefit of Purchaser, the Purchaser and MAI jointly and severally represent and warrant to the Sellers that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this section). Certain representations are limited to the knowledge of Purchaser. For purposes of this Agreement, "Purchaser's knowledge" shall mean the conscious awareness of facts or other information of any officer or director of Purchaser or MAI, or any other person functioning as a senior manager or administrator with respect to the business of Purchaser, without regard as to whether such person is employed by Purchaser.

     5.01 Organization and Authority. The Purchaser is a stock insurer duly organized and validly existing in good standing under the laws of the State of Alabama. The Purchaser is authorized to conduct business and is in good standing as a property and casualty insurer in the states of Alabama, Missouri, and Kansas. Purchaser has the corporate power to own its property and to carry on its business as presently conducted.

     5.02 Authorization of this Transaction. At the time of Closing, all corporate proceedings or actions necessary to authorize the execution and delivery of, and performance of its obligations under, the Agreement will have been duly and validly taken and completed. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered on behalf of Purchaser, and assuming the due authorization, execution and delivery hereof by Sellers, will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms and conditions (subject to the enforcement of remedies to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Neither MAI nor Purchaser need give any notice to, or make any filing with, or obtain any authorization, consent, or approval of any governmental agency in order to consummate the transactions contemplated by this Agreement except for the notice required to be filed under the Hart-Scott-Rodino Act of 1976, if any, and the necessary filings with and approvals of the Departments of Insurance of Missouri, Kansas and Alabama, if any, including, but not limited to, the preacquisition notice required under Section 382.095 of the Missouri Insurance Code, and the request for approval of or an exemption from a Form A under
Section 382.080 of the Missouri Insurance Code.

     5.03 Non-Contravention. The execution and delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not, with the passage of time, the giving of notice or otherwise: (a) to the best of Purchaser's knowledge, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which either MAI or Purchaser is subject; or (b) violate or result in breach of any term or provision of the Articles of Incorporation or the Bylaws of Purchaser, as heretofore amended; or (c) violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, mortgage, lease, sublease, license, sublicense, franchise, permit, indenture, reinsurance agreement, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Purchaser is now a party or by which it is bound or to which any of its assets is subject; or (d) result in the creation or imposition of any lien, charge or encumbrance on Purchaser or any of its assets.

     5.04  Absence of Certain Changes.  Since June 30, 1998, there has not been:

          (a) Any change in the financial condition, assets, liabilities or business of the Purchaser which individually or in the aggregate has been materially adverse; or

          (b) Any other event or condition of any character materially and adversely affecting the business or properties of Purchaser.

     5.05 Brokerage Fees. Neither MAI nor Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

     5.06 Litigation. There is no action, suit, proceeding or investigation, pending or threatened, in any court or before any governmental agency or instrumentality against, by or affecting Purchaser or MAI which, if adversely determined, could reasonably be expected to prevent or delay the consummation of this Agreement or the transactions contemplated hereby, or could reasonably be expected to declare the same to be unlawful or cause a rescission thereof.

     5.07 SEC Reports. Purchaser and MAI have filed all reports required to be filed under the Securities Exchange Act of 1934 for all periods after December 31, 1992. Except as modified by subsequent reports, such reports comply in all material respects with the then current disclosure requirements of the Securities and Exchange Commission and such reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made in said reports not misleading.

     5.08 Rating Agencies. MAI and its subsidiaries as a group are currently rated by A.M. Best as A (Excellent) and Standard & Poor's currently rates the claims paying ability of MAI and its subsidiaries as a group as A+. MAI will advise Sellers of any future change of the rating of MAI and its subsidiaries by A.M. Best or Standard & Poor's prior to Closing.

     5.09 Regulatory Filings. Purchaser and MAI have filed the reports required to be filed under the insurance laws of Alabama, Missouri, and Kansas, and the regulations promulgated under each of them, that are necessary to maintain its status as a licensed property and casualty insurer in each of said states.

     6. Pre-Closing Covenants. The Parties agree as follows with respect to the period prior to the Closing.

     6.01 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 8 below).

     6.02 Hart-Scott-Rodino Act. If required, each of the Purchaser (or MAI) and the Sellers (or MDHC) will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Anti-Trust Division of the United States Department of Justice under the Hart-Scott-Rodino Act of 1976, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

     6.03 Missouri Department of Insurance. Each of the Parties shall have made all filings with and received all approvals, if any, from the Departments of Insurance as may be required by the insurance laws of Missouri, Kansas, and Alabama, and the regulations promulgated thereunder. Purchaser hereby covenants and agrees to promptly file with the Director of the Missouri Department of Insurance (the "Director") an application for an order to the effect that
Section 382.070 exempts the purchase of the Book of Business from the requirements of Sections 382.040, 382.050, 382.060 and 382.095 under the Missouri Insurance Code by reason of the fact that the transaction will not result in a change of control of Sellers. In the event that the application for the order is denied, Purchaser and MAI will file a Form A and related documents pursuant to Section 382.050 of the Missouri Insurance Code and the preacquisition notice and report forms and related material pursuant to Section
382.095 of the Missouri Insurance Code. Sellers and MDHC will cooperate with Purchaser and MAI in providing information necessary to complete such filings and in obtaining approval of the Director to the transactions herein contemplated, including without limitation, giving notice of the public hearing regarding this transaction to any persons required by the Director and in the manner prescribed by the Director, having its representatives attend the public hearing of the Director and testify at such hearing if required, and submit such information as may be reasonably available to Sellers and MDHC and their agents as may be requested by the Director in connection with such hearing. The Parties will cooperate with each other in making such filings and each of them shall submit such information as may be reasonably available to it and as is required to be included in said filings.

     6.04 Preservation of Corporate Existence. Each of the Sellers shall maintain its corporate existence and good standing in the State of Missouri and maintain its certificate of authority to write property and casualty insurance in its domicile state of Missouri and in the states listed on Schedule 4.01.

     6.05 Preservation of Business. Each of the Sellers will use its reasonable best efforts to keep its medical professional liability insurance business substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, policyholders, and employees. The aforesaid covenant shall require Sellers to use marketing efforts, apply underwriting criteria, and charge premium rates consistent with past practices and shall not be construed as a guarantee or warranty as to the renewals of their respective policies upon their expiration dates.

     6.06 Full Access. Each of the Sellers will permit representatives of the Purchaser to have full access at all reasonable times and in a manner so as not to interfere with their normal business operations to all premises, properties, books, records, contracts, tax records and documents of or pertaining to the Book of Business.

     6.07 Notice of Developments. Each of the Parties will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 6.07 shall be deemed to amend or supplement any of Sellers' Schedules unless delivered prior to Closing or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     6.08 Exclusivity. Neither of the Sellers will prior to Closing or the earlier termination of this Agreement:

          (a) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the sale of any of the Book of Business whether by means of (i) a liquidation, dissolution or recapitalization of either of Sellers; (ii) a merger or consolidation of either of Sellers with any third party; (iii) the acquisition or purchase of securities or assets of either of Sellers; or (iv) a similar transaction or business combination involving either of Sellers; or

          (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Purchaser immediately if any person makes any proposal, offer, inquiry, or contact to either of them with respect to any of the foregoing.

     6.09 Employee Relations. Between the date of this Agreement and the Closing Date, except with the written consent of Purchaser or MAI, none of the Sellers or MDS shall (i) increase, or authorize an increase in, the base compensation (including bonus and commissions) paid or provided to any of their respective employees, agents or representatives, or (ii) adopt or enter into any new employee retirement, welfare or other employee benefit plan.

     6.10 Reporting of Claims. Sellers shall disclose to Purchaser all incidents relating to potential claims under Sellers' policies that are reported by Sellers' insureds, orally or in writing, prior to the Effective Date. Purchaser shall refrain from making any communication to Sellers' insureds that directly or indirectly solicits or encourages such insureds to report all incidents relating to potential claims under Sellers' Outstanding Policies prior to the Effective Date.

     7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     7.01 General. In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below).

     7.02 License to Use Documents and Records. Effective upon the Closing Date, the Purchaser hereby grants to Sellers a non-exclusive, nontransferable perpetual right and license to use the documents and records included in the Book of Business as described in Section 1.01(b) hereof for the purpose of the management of claims made under Policies issued by Sellers prior to the Closing Date, preparing and filing reports with regulatory authorities, reinsurers and rating agencies, and preparing financial statements and tax returns for each of Sellers. The license herein granted shall include the right to maintain possession of the original copies of the documents and records at the offices of Sellers so long as Sellers deem it necessary and appropriate, including allowing a third party administrator or reinsurer to possess photocopies (not originals) of the records necessary for them to perform claims administration. Sellers shall at all times permit Purchaser and its successors and assigns and their respective representatives reasonable access to such records for the purpose of inspecting, using, copying, and retrieving at a reasonable cost of such records. The license shall not include the right for Sellers or any of its successors or assigns to use the information included in such documents and records for the purpose of offering or issuing medical professional liability insurance to prospective insureds at any time after the date of this Agreement.

     7.03 Confidentiality. Each of Sellers and Purchaser (as the case may be, the "Disclosing Party") may disclose to the other party (as the case may be, the "Receiving Party") confidential, important, and/or proprietary trade secret information concerning the Disclosing Party and its activities in connection with the transactions contemplated hereby. As a condition to the provision of such confidential information by the Disclosing Party, the Receiving Party hereby agrees as follows:

          (a) For purposes of this Agreement, "Confidential Information" shall include all information or material that has or could have commercial value or other utility in the business or prospective business of the Disclosing Party or its subsidiaries or affiliates. Confidential Information also includes all information regarding the business of the Disclosing Party that the Disclosing Party has used reasonable efforts to maintain as confidential and that is likely to provide the Receiving Party an unfair advantage that would be detrimental to the conduct of the Disclosing Party's business. For purposes of this Agreement, the term "Receiving Party" shall include the Receiving Party and all affiliates, subsidiaries, and related companies of the Receiving Party, including, but not limited to, in the case of Sellers, MDS and MDHC and in the case of Purchaser, MAI. For purposes of this

Agreement, the term "Representative" shall include the Receiving Party's directors, officers, employees, agents, and financial, legal, actuarial and other advisors.

          (b) Confidential Information does not include information that the Receiving party can demonstrate: (a) was in the Receiving Party's possession prior to its being furnished to the Receiving Party in anticipation of or in connection with this Agreement, provided the source of that information was not known by the Receiving Party to be bound by a confidentiality agreement with other continual, legal or fiduciary obligation of confidentiality to the Disclosing Party; (b) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known to the public; (c) is rightfully obtained by the Receiving Party from a third party, without breach of any obligation to the Disclosing Party; or (d) is independently developed by the Receiving Party without use of or reference to the Confidential Information.

          (c) The Receiving Party and its Representatives shall not disclose any of the Confidential Information in any manner whatsoever, except as provided in subparagraphs (d) and (e) of this Section 7.03, and shall hold and maintain the Confidential Information in strictest confidence.

          (d) The Receiving Party may disclose the Disclosing Party's Confidential Information to the Receiving party's responsible Representatives with a bona fide need to know such Confidential Information, if such Representatives are advised of the confidential nature of such Confidential Information and the terms of this Agreement.

          (e) The Receiving Party may disclose the Disclosing Party's Confidential Information if, and to the extent that, such disclosure is required by court order, provided that the Receiving Party uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the Disclosing Party to participate in the proceeding pursuant to which such court order issues.

          (f) The provisions of this Section 7.03 shall not be applicable to Purchaser or any of its Affiliates with respect to the information included in the Book of Business acquired from Sellers after the Closing Date; provided that Sellers and Purchaser shall each cause their respective Representatives to use reasonable efforts to preserve the confidentiality of any information of Sellers' insureds that is recognized as privileged under any federal or state law, regulation or interpretation thereof.

          (g) The Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives and shall, at its sole expense, take all necessary measures (including but not limited to court proceedings) to restrain its Representatives from prohibited disclosure or use of the Confidential Information. The Receiving Party understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause the Disclosing Party irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining and enjoining any such further disclosure or breach and for such other relief as the Disclosing Party shall deem appropriate. Such right of the Disclosing Party is to be in addition to the remedies otherwise available to the Disclosing Party at law or in equity. The Receiving Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Disclosing Party.

     7.04  Reinsurance.

          (a) Purchaser will enter into a Reinsurance Treaty with Sellers pursuant to which Purchaser will reinsure 100% of the "net liability" of Sellers arising or incurred on or after the Effective Date under the Outstanding Policies. The terms of said Reinsurance Treaty shall be in substantially the form attached hereto as Schedule 7.04(a).

          (b) Purchaser will enter into a reinsurance treaty with Sellers pursuant to which Purchaser will reinsure on an excess of loss basis all losses arising or incurred prior to the Effective Date under policies of Sellers issued prior to the Effective Date and all allocated loss adjustment expenses with respect to such losses that are in excess of the sum of the following: (i) combined reserves for losses and allocated loss adjustment expenses of Sellers as of the Effective Date determined without discount in accordance with statutory accounting principles which Sellers are required to follow under the statutes and regulations of Missouri in preparing their 1998 Annual Statements for filing with the Missouri Department of Insurance ("Sellers Loss and ALAE Reserves"); plus (ii) the amount by which Sellers' Loss and ALAE Reserves would be discounted on an actuarial basis using an assumed investment rate of 5% compounded semi-annually and an assumed payment rate consistent with Sellers' claims payment history. The Reinsurance Treaty shall be in substantially the form as is attached hereto as Schedule 7.04(b).

     7.05 Employees. Subject to the Closing of the transactions contemplated hereby, Purchaser agrees to offer employment to the employees of MDS listed on
Schedule 7.05 from and after the Effective Date if such persons are employed by MDS on December 31, 1998 ("Retained Employees") in accordance with the following parameters: (i) the persons listed in section (A) of Schedule 7.05 shall be offered employment under terms of written employment agreements providing for an initial salary at their current salary and bonus (or commission) with a minimum initial term of three years with severance compensation payable for the shorter of one year or the unexpired portion of the term if Purchaser terminates employment without "cause" or if the employee terminates employment for "good reason;" (ii) the persons listed in section (B) of Schedule 7.05 shall be offered employment at current base compensation levels for an initial term of one year with severance compensation payable for the unexpired portion of the term if Purchaser terminates the employment without cause; and (iii) all other Retained Employees will be offered "at will" employment with Purchaser at current base compensation levels with severance compensation for three months if Purchaser terminates employment without cause during the first year of employment. The employees listed in Section (A) and Section (B) shall not be required to relocate from Springfield, Missouri, during their initial term of employment.

Sellers and MDS shall terminate the employment of all Retained Employees of Sellers and MDS as of the Effective Date. Sellers and MDS shall be responsible for the payment of all severance and accrued retirement benefits payable to the Retained Employees as a result of termination of employment by MDS. Retained Employees will be entitled to substantially the same welfare and retirement benefits as are generally available to employees of Purchaser and its affiliates.

     7.06 Management Agreement. The Purchaser (the "Manager"), and each of Sellers shall enter into a Management Agreement on the Closing Date of this Agreement pursuant to which the Manager will agree to manage the claims on Sellers' insurance policies for a period of four years from the Effective Date. The Management Agreement will be in the form attached hereto as Schedule 7.06.

     7.07  Covenant Not to Compete.

          (a) During the five (5) year period following the Closing Date, neither of the Sellers shall, directly or indirectly through any affiliate (including MDHC and MDS), (i) sell, offer, provide or distribute insurance products (herein defined) offered by Purchaser at any place within the Territory (herein defined); (ii) own, manage, operate, control, invest in, participate in, or be connected in any manner with any business or activity which is the same as, similar to or competitive with the insurance products offered by Purchaser, other than such an investment in or ownership of 10% or less of any publicly held company; or (iii) solicit any customers of Sellers for the sale of any insurance products; or (iv) hire any Retained Employees or solicit any of them for employment with Sellers or an affiliate; provided that a person shall not be deemed to be a "Retained Employee" if his or her employment with Purchaser or its affiliate has been terminated for a period equal to or greater than the period for which Seller is, or would have been, obligated to pay severance compensation for termination of such person without cause.

          (b)  The term Territory shall include each state listed on Schedule
4.01. The management of claims under Sellers' insurance policies issued or renewed prior to Closing shall not be deemed to be a competitive business. The term "insurance products" shall mean the insurance and reinsurance products that are then being written by Mutual Assurance and any other subsidiary of MAI, which, on date hereof, include the following: physician and surgeon liability (medical malpractice), hospital professional liability, general and umbrella liability, directors and officers, errors and omissions and managed care liability, workmen's compensation, and accident and health insurance.

          (c)  Sellers acknowledge that a breach of their obligations under this
Section 7.07 would result in irreparable injury to Purchaser for which damages would not be an adequate remedy. Therefore, Sellers consent to the issuance of injunctive relief in the event of a breach of their obligations under this
Section 7.07, in addition to any other remedies to which Purchaser may be entitled by law.

          (d) Any provision of the foregoing covenant that is prohibited or unenforceable, including without limitation, as to time, geographic area, or scope of activity, shall be void to the extent of that prohibition or unenforceability only and the remaining provisions, including the remainder of any provision found only partially invalid or unenforceable, shall continue to be in full force and effect and shall not be affected by such invalidity or unenforceability.

          (e) Sellers acknowledge that this covenant not-to-compete is a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby. Sellers further acknowledge that they have benefitted from the Agreement and will benefit from the transactions contemplated hereby and that such benefits are adequate consideration to support this covenant not to compete.

     7.08  MDHC Financial Information.

          (a) MDHC shall, at its expense, deliver to the Purchaser on or before March 31, 1999, audited consolidated financial statements of MDHC and its subsidiaries for the year ended December 31, 1998, prepared in accordance with generally accepted accounting principles, which financial statements shall include a balance sheet at December 31, 1998, and statements of operations, changes in shareholders' equity, and cash flows for the year then ended and notes thereto together with a report thereon from PricewaterhouseCoopers LLP. Sellers shall, at its expense, deliver to Purchaser on or before June 1, 1999, audited financial statements of MDA for the year ended December 31, 1998, prepared in accordance with regulatory accounting principles, which financial statements shall include a balance sheet at December 31, 1998, statement of operations, changes in surplus, and cash flows for the year then ended and notes thereto together with a report thereon by PricewaterhouseCoopers LLP.

          (b) MDHC hereby consents to the inclusion in any filings or reports of Purchaser with any governmental agency the audited consolidated financial statements of MDHC and its subsidiaries for years ended prior to the Effective Date and the unaudited consolidated condensed financial statements of MDHC and its subsidiaries included in any Report on Form 10-Q for quarters ended prior to the Effective Date to the extent that such financial statements are required to be included in such filing or report under the applicable laws, rules and regulations relating thereto. MDHC shall provide Purchaser and its accountants, actuaries and other representatives reasonable access to the financial records of MDHC and its subsidiaries to the extent that Purchaser is required to include financial statements or other financial information of MDHC and its subsidiaries regarding any period or periods prior to the Effective Date in any filing or report with any governmental agency.

     8.  Conditions to Obligation to Close.

     8.01 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions under this Agreement is subject to the satisfaction of the following conditions:

          (a)  The representations and warranties of Sellers set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) The Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

          (c) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction nor shall Sellers or Purchaser have received any written threat of any such action, suit or proceeding, wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Purchaser to own, operate, or control the Book of Business (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

          (d) The Sellers shall have delivered to the Purchaser a certificate to the effect that they have satisfied the conditions set forth in subparagraphs
(a), (b), and (c) in all respects;

          (e) If applicable, all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act of 1976 shall have expired or otherwise been terminated;

          (f) If applicable, all approvals shall have been received and all waiting periods (and any extensions thereof) shall have expired pursuant to the requirements of the insurance laws and regulations of the states of Alabama, Missouri, and Kansas;

          (g) The Sellers and Purchaser shall have entered into the Reinsurance Treaties in substantially the form attached hereto as Schedule 7.04(a) and
Schedule 7.04(b) and said Treaties shall be in effect on the Effective Date;

          (h) The Sellers and Purchaser shall have entered into the Management Agreement in the form attached hereto as Schedule 7.06 and said Agreement shall be in effect on date of Closing;

          (i) Seller shall have delivered an Assignment and Bill of Sale transferring the Book of Business of Purchaser free and clear of all liens, claims and encumbrances, except as herein contemplated;

          (j) All required consents of third parties to transaction shall have been obtained at or prior to Closing;

          (k) Sellers shall have delivered an opinion of their counsel, Husch & Eppenberger, LLC, addressed to Purchaser and to the reasonable satisfaction of Purchaser as to the matters addressed in Sections 4.01 (excluding qualification as a casualty insurer in states other than Missouri), 4.02, 4.03, 4.04 and 4.05 of this Agreement; and

          (l) All actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

     8.02 Conditions to Obligations of Sellers. The obligations of the Sellers to consummate the transactions to be performed by and in connection with the Closing is subject to satisfaction of the following conditions:

          (a)  The representations and warranties of Purchaser set forth in
Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

          (c) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, nor shall Purchaser or Sellers have received any written threat of any such action, suit or proceeding, wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

          (d) The Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in subparagraphs (a) through (c) above is satisfied in all respects;

          (e) If applicable, the waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act of 1976 shall have expired or otherwise been terminated;

          (f) If applicable, all approvals shall have been received and all waiting periods (and any extensions thereof) shall have expired pursuant to the requirements of the insurance laws and regulations of the states of Alabama, Missouri and Kansas;

          (g) The Sellers and Purchaser shall have entered into the Reinsurance Treaties in substantially the form attached hereto as Schedule 7.04(a) and
Schedule 7.04(b), and said Treaties shall continue to be in effect on the Effective Date;

          (h) The Sellers and Purchaser shall have entered into the Management Agreement in the form attached hereto as Schedule 7.06 and such Agreement shall be in effect on the Effective Date;

          (i) Purchaser shall have delivered an opinion of its counsel, Burr & Forman LLP, addressed to Sellers and to the reasonable satisfaction of Sellers as to the matters addressed in Sections 5.01 (excluding qualification as a property and casualty insurer in states other than Alabama, Missouri, and Kansas), 5.02, 5.03 and 5.07; and

          (j) All actions to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

     8.03 Waivers. The Purchaser or Sellers may waive any conditions specified in this Section 8 if executed in writing so stating at or prior to the Closing.

     9.   Closing; Closing Date.
          ---------------------

     9.01 Date and Time. The closing of the transactions contemplated by this Agreement ("Closing") will take place in Springfield, Missouri at a mutually agreeable time and place on January 5, 1999 (the "Closing Date"); provided that the Effective Date of the transactions contemplated by this Agreement for accounting purposes shall be January 1, 1999 (the "Effective Date").

     9.02 Further Assurances. Sellers will, from time to time after the Closing Date, upon the reasonable request of Purchaser, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to transfer to and to vest in Purchaser all of Sellers' right, title and interest in and to the Purchased Assets and to protect Purchaser's right, title and interest in and to all of the Purchased Assets. Sellers further agree that they will cooperate with Purchaser for a reasonable time after the Closing Date in connection with the renewal, extension, and renegotiation of any of the Assumed Contracts to which Seller is a party and the maintenance of favorable relations with all customers included in the Book of Business.

     9.03 Taxes. Sellers will pay all sales and use taxes and transfer taxes, if any, applicable to the transactions contemplated by this Agreement. Each party shall bear their own filing fees if a notification is filed under the Hart-Scott-Rodino Act of 1976 and their own filing fees for any notifications required by the Missouri Insurance Code or the Missouri Department of Insurance.

     10.  Survival of Representations, Warranties, and Covenants;
          -------------------------------------------------------
Indemnification.
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     10.01 Survival. The representations, warranties and covenants made by Sellers and Purchaser in this Agreement will survive the Closing Date and any investigation or inquiry made by either party for a period of one year from the Closing Date; provided that any claim for indemnification under the provisions of Section 10.03(d) shall not be subject to the aforesaid one year limitation.

     10.02 Definition. As used herein, "Damages" shall mean any obligations, losses, liabilities, security interests, liens, claims, encumbrances, charges, damages, costs, and expenses (including, without limitation, attorneys' fees and other costs and expenses incident to and paid by an indemnified party in connection with the investigation, trial or settlement of any claim, suit, action or proceedings) incurred, suffered or sustained or paid or required to be paid by an indemnified party.

     10.03 Indemnification by Sellers. After Closing, Sellers, MDHC and their successors and assigns, jointly and severally, agree to and shall pay, defend and promptly indemnify Purchaser against, and save and hold Purchaser harmless from any and all Damages resulting from, arising out of or in connection with (a) any breach or inaccuracy of any of the representations and warranties made by Sellers in this Agreement, the schedules hereto, and the certificates and documents executed by them in connection herewith, (b) any liability or obligation of Sellers, whatsoever, other than the Assumed Liabilities, (c) any liability to any employees of Sellers or MDS under (i) any outstanding contracts that are not cancelable by it on notice of not longer than thirty days and without liability, penalty, or premium; (ii) any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings; (iii) any agreements that contain any severance or termination pay liabilities or obligations; or (iv) any deferred compensation, profit-sharing or retirement arrangements with respect to such employees; or (d) any liability to any third person in his or her capacity as a shareholder of MDHC that is incurred by Purchaser or any of its affiliates in connection with this transaction or in connection with any arrangement between the Retained Employees and MDHC or its subsidiaries after the Effective Date.

     10.04 Indemnification by Purchaser. After Closing, Purchaser, MAI, and their successors and assigns agree to pay, defend and promptly indemnify Sellers against, and save and hold them harmless from, any and all Damages resulting from, arising out of or in connection with (a) any breach or inaccuracy of any of the representations or warranties made by Purchaser in this Agreement, the schedules hereto, and the certificates and documents executed by them in connection therewith, or (b) the assertion against Sellers of any of the Assumed Liabilities after Closing. The indemnification herein set forth shall not limit any obligation of Purchaser to indemnify Sellers under the Reinsurance Treaties described in Section 7.04 hereof and the Management Agreement described in
Section 7.06 hereof.

     10.05 Third Party Claims. Any party seeking indemnification (the "Indemnified Party") with respect to a third party claim shall give written notice (the "Notice") to the parties from whom indemnification is sought (the "Indemnifying Party") of the claim for indemnification. Upon receipt of a Notice, the Indemnifying Party shall have the option to, and at the request of the Indemnified Party, shall defend and/or protest any such claim at the Indemnifying Party's own cost and expense, including, but not limited to, subject to the rights of or duties to any insurer having liability therefor, the option to defend, with attorneys reasonably acceptable to the Indemnified Party, provided that (i) the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment or settlement and (ii) no settlement or compromise of any matter shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition, the Indemnified Party may also participate, at its expense, in such contest or defense. If the Indemnifying Party does not elect (or, if required, does not agree) to assume the defense of the claim within ten days of the Indemnifying Party's receipt of a notice, the party against whom the claim was asserted will have the right, at the expense of the Indemnifying Party, to undertake the defense and to compromise or settle the claim as it deems appropriate.

     11.  Termination.
          -----------

     11.01 Termination of Agreement. Certain of the parties may terminate this Agreement as provided below.

          (a) The Purchaser and the Sellers may terminate this Agreement by mutual written consent at any time prior to Closing;

          (b) The Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event the Sellers or either of them is in breach of any representation, warranty or covenant contained in this Agreement in any material respect;

          (c) Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event the Purchaser is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect;

          (d) Purchaser may terminate this Agreement on written notice to the Sellers if the conditions set forth in Section 8.01 have not been satisfied or waived by Purchaser on or before the Closing Date.

          (e) Sellers may terminate this Agreement on written notice to Purchaser if the conditions set forth in Section 8.02 have not been satisfied or waived by Sellers on or before the Closing Date.

     11.02 Effect of Termination. If any party terminates this Agreement pursuant to subparagraphs (a), (d) or (e) of Section 11.01 above, all obligations of the parties hereunder shall terminate without any liability of any party to the other party. If any party terminates this Agreement pursuant to subparagraphs (b) or (c) of Section 11.01 above, such party shall have all rights and remedies available at law or in equity against the other party.

     12.  Miscellaneous.
          -------------

     12.01 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representation by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

     12.02 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Sellers.

     12.03 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12.04 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when (i) it is personally delivered if it is sent by hand, (ii) it is signed for or the U.S. Postal Service leaves notice of attempted delivery if it is sent by registered or certified mail, return receipt requested, postage prepaid, (iii) it is delivered or there has been a confirmed attempted delivery if it is sent by a commercial overnight courier, or (iv) the transmission is confirmed if it is sent by facsimile:

          If to Sellers, MDS or MDHC:

          Medical Defense Associates
          1311 E. Woodhurst
          Springfield, Missouri 65804
          (Mailing Address)
          P. O. Box 3817
          Springfield, Missouri 65808
          Attention: President
          Facsimile: (417) 887-0300

          If to Purchaser or MAI:

          Mutual Assurance, Inc.
          100 Brookwood Place
          Birmingham, Alabama 35209
          (Mailing Address)
          P. O. Box 590009
          Birmingham, Alabama 35259-0009
          Attention: Chief Financial Officer
          Facsimile: (205) 868-4033

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other Parties notice in the manner herein set forth.

     12.05 Amendments and Waivers. No amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, and the Sellers. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenants hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.06 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     12.07 Expenses. Each of the Sellers and the Purchaser will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     12.08 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The term "Party" shall refer to any of the persons executing this Agreement and their respective successors and assigns and the term "Parties" shall collectively refer to all of the aforesaid.

     12.09 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.10 Arbitration. All disputes arising out of or relating to this Agreement or the Parties' relationship, including the termination thereof, shall be resolved by final and binding arbitration in St. Louis, Missouri, under the commercial arbitration rules then in effect of the American Arbitration Association, and judgment upon an award rendered by the arbitration panel may be entered in any court having jurisdiction thereof. The arbitration panel shall consist of three members, one of whom shall be selected by the complaining Party, one of whom shall be selected by the Party alleged to be in breach, and the third of whom shall be selected by the other two members and shall have relevant experience in the medical malpractice insurance industry. In reaching its decision, the arbitration panel shall have no authority to change or modify any provision of this Agreement or any other written agreement between the Parties. The arbitrators shall be empowered to award actual money damages and to award specific performance, injunctive relief or other equitable relief. The prevailing party in such an arbitration proceeding shall be entitled to recover its attorneys' fees, all reasonable out-of-pocket costs and disbursements, as well as any and all charges which may be made for the cost of the arbitration and the fees of the arbitrators.



                        [Signatures on following page.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              MUTUAL ASSURANCE, INC.


                              By:    /s/A. Derrill Crowe
                                    -------------------------------------------
                              Its:      President
                                    -------------------------------------------


                              MEDICAL ASSURANCE, INC.


                              By:    /s/A. Derrill Crowe
                                    -------------------------------------------
                              Its:      President
                                    -------------------------------------------


                              MEDICAL DEFENSE ASSOCIATES


                              By:     /s/Ronald G. Benson
                                     ------------------------------------------
                              Its:       President & Chief Executive Officer
                                     ------------------------------------------


                              MEDICAL DEFENSE INSURANCE COMPANY


                              By:     /s/Ronald G. Benson
                                     ------------------------------------------
                              Its:       President & Chief Executive Officer
                                     ------------------------------------------


                              MEDICAL DEFENSE SERVICES CORP.


                              By:     /s/Ronald G. Benson
                                     ------------------------------------------
                              Its:       President & Chief Executive Officer
                                     ------------------------------------------


                              MEDICAL DEFENSE HOLDING CO.


                              By:     /s/Ronald G. Benson
                                     ------------------------------------------
                              Its:       President & Chief Executive Officer
                                     ------------------------------------------

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 1.01(a) - Assumed Contracts
------------------------------------

None other than confidentiality agreements signed by all employees at time of hire.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.01 - States Licensed to do Business
----------------------------------------------

     MDA             MDIC
     ---             ----

     Kansas          Kansas

     Missouri        Missouri

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.06 (b) - Missouri State Financial Examinations (since January 1,
---------------------------------------------------------------------------
1988)
-----

                          Medical Defense Associates
                          --------------------------
                       Two years ended December 31, 1995
                       Two years ended December 31, 1993
                      Four years ended December 31, 1991

                       Medical Defense Insurance Company
                       ---------------------------------
                       Two years ended December 31, 1995
                      Three years ended December 31, 1993
                      Three years ended December 31, 1990


Copies of all the examinations listed above have been provided to MAI personnel.



  Note:  Medical Defense Associates and Medical Defense Insurance Company are
        both currently undergoing routine state financial examinations for the two year period ended December 31, 1997.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.06 (d) - Tender Offers
---------------------------------

Neither of Sellers has received a Form A or other form indicating any person intends to make or has made a tender offer for any of the Sellers voting securities or indicated any other intent to acquire any of the Sellers voting securities.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.07 - Certain Changes
-------------------------------

     (a)  No material changes.
     (b)  None.
     (c)  None.
     (d)  None.
     (e)  None.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.08 (a) - Reserves and Rates Within Actuary's Recommended Range
-------------------------------------------------------------------------

                          Medical Defense Associates
                          --------------------------

Since December 31, 1992, reserves for losses and loss adjustment expenses for MDA have been maintained within the actuary's recommended range.

For the 1998 policy period MDA had a rate study performed by its independent actuary which was completed in November 1997. The results of this study indicated a collected rate change of approximately +8.4%. In discussions with the company's independent actuary it was noted that MDA's current marketing environment was very competitive and that any rate increase would be difficult to support in the marketplace. It was further noted that by utilizing a portion of MDA's investment income from surplus the company could offset the needed rate increase and achieve the desired underwriting result indicated by the rate study. Following these discussions with the company's independent actuary it was agreed that MDA would not change any rates effective January 1, 1998.



                       Medical Defense Insurance Company
                       ---------------------------------

Due to its small volume of business and its small number of outstanding claims MDIC has not had any actuarial rate or reserve studies conducted since December 31, 1992.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.08 (b) - Correspondence from Missouri Insurance Department on Rates
------------------------------------------------------------------------------

Neither MDA nor any of its affiliates have received any correspondence from the Missouri Department of Insurance concerning its premium rates for the five year period ending September 28, 1998. See Schedule 4.08(a) for a discussion of MDA's 1998 filed rates in relation to the rate study performed by the company's independent actuary for 1998.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.08 (c) - Policy Forms and Endorsements
-------------------------------------------------

                       Schedules of MDA and MDIC policy
                       forms and endorsements attached.

             Copies of MDA and MDIC policy forms and endorsements
                     previously provided to MAI personnel.

Medical Defense Associates
Letterhead

                          MEDICAL DEFENSE ASSOCIATES
                            FORMS AND ENDORSEMENTS
                             CLAIMS MADE COVERAGE

MDA-101  CM R894      Application for Physicians and Surgeons
                      Professional Liability Insurance

MDA-101  A189         Supplemental Claim Information Form

MDA 102  CM R06/95    Physicians, Surgeons, & Dentists
                      Professional Liability Insurance Policy

MDA 104  CM R0597     Certificate of Professional Liability
                      Insurance

MDA 104A CM 989       Employee Certificate of Professional
                      Liability Insurance

MDA104  CM R1286      Health Care Provider in Kansas Certificate
                      of Medical Malpractice Insurance

MDA 105  CM R1286     Additional Insured Endorsement

MDA 116  CM R695      Installment Payments Endorsement

MDA 119               Blank Endorsement

MDA 119               Extended Reporting Period Coverage:
                      Coverage B  -  Partnership Liability

MDA 120  CM R1286     Non-Kansas Resident Health Care Provider
                      Endorsement

MDA 121  CM R695      Declarations Page

MDA 122  CM R695      Physician Employees of Emergency Service
                      Contractors

MDA 124  CM R1286     Unsupervised CRNA Exclusion Endorsement

MDA 125  CM R695      Contractual Defense Rider

MDA 126  CM           Full-Time Equivalency Addition

MDA 127  CM R1286     Full-Time Equivalency Deletion

Medical Defense Associates
Letterhead

MDA 128  CM R695      Limited Prior Acts Endorsement

MDA 129  CM R1286     Extended Reporting Period Endorsement

MDA 130  CM R1286     Policy Delivery Receipt

MDA 131  CM R988      Locum Tenens Endorsement

MDA 135  CM R 8/94    Application for Dentists and Oral Surgeons
                      Professional Liability Insurance

MDA 136  CM R1286     $100,000 Deductible Endorsement

MDA 137  CM R1286     $50,000 Deductible Endorsement

MDA 138  CM R1286     $25,000 Deductible Endorsement

MDA 139  CM R887      Sharing in Limits Endorsement

MDA 140  CM 687       Increased Limits Questionnaire

MDA 141  CM 695       Change of Practice Endorsement

MDA 143  CM R489      Application for Professional Liability
                      Insurance Nurse Anesthetists

MDA 144D  CM 889      Conditional Extended Reporting Endorsement
                      Without Additional Premium (Corporation
                      Dissolution)

MDA 145  CM 12/90     Full-Time Military Duty Endorsement

MDA 146  CM 2/93      Reporting Endorsement Partnership Liability
                      Endorsement

MDA 147  CM 793       Partnership Policy Endorsement

MDA 150  CM 695       Missouri Property and Casualty Insurance
                      Guaranty Association Coverage Limitations
                      Endorsement

Medical Defense Associates
Letterhead

                          MEDICAL DEFENSE ASSOCIATES
                            FORMS AND ENDORSEMENTS
                              OCCURRENCE COVERAGE

MDA-101  Rev.  12/85  Application for Professional Liability
                      Insurance

MDA-102  R1083        Policy

MDA 103  R488         Bylaws

MDA 104  R682         Certificate of Insurance

MDA 105  R1083        Additional Insured Endorsement

MDA 106               Hospital Staff Certification

MDA 107  R-1          $5,000 Deductible Endorsement

MDA 108               Membership Endorsement

MDA 112               Discovery Coverage Endorsement

MDA 115-R  1081       Excess Liability Endorsement

MDA 116  R1083        Installment Payments Endorsement

MDA 117  R 282        Renewal Certificate

MDA 119               No Deductible Endorsement

MDA 120  7/84         Health Care Provider in Kansas Endorsement

MDA 121               Declarations Page

MDA 122 R1283         Physician Employees of Emergency Service
                      Contractors

MDA 124               Unsupervised CRNA Endorsement

MDA 125               Contractual Defense Rider

Medical Defense Insurance Company
Letterhead

                       MEDICAL DEFENSE INSURANCE COMPANY
                            FORMS AND ENDORSEMENTS


MDI 1000  KS 4/93     Application for Professional Liability
                      Insurance for Physicians and Surgeons

MDI 1001  KS R493     Declarations Page

MDI 1002  KS R784     Policy

MDI 1010  KS R493     Additional Insured Endorsement

MDA 104-R682          Certificate of Insurance

MDI 1013  KS784       Change of Limits Endorsement

MDI 1014  KS 784      Declarations Page  (Excess Coverage)

MDI 1016  KS R493     Installment Payments Endorsement

MDI 1041  KS1086      Gap in Coverage Endorsement

MDI 1047  KS 793      Partnership Policy Endorsement
                      Notice of Basic Coverage Form

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES


Schedule 4.09 - Reinsurance
---------------------------

    Copies of each reinsurance agreement listed previously provided to MAI personnel.

                          Medical Defense Associates
                          --------------------------

 .  November 1, 1980 through October 31, 1981  -  GHV 274/180 (Excess of Loss)

                                   Retention
                                   ---------
                         Initial Retention - $250,000
                    Indexed Amount Each 12 Months - $25,000
                         Current Retention - $675,000

                               Treaty Allocation
                               -----------------
          .  Underwriting Members of Lloyd's - 62.14%
          .  Turegum Insurance Company - 22.27%
          .  Yasuda Fire & Marine Ins. Co. (U.K.) Ltd. - 8.91%
          .  Sovereign Marine & General Ins. Co. Ltd. - 6.68%


 .  August 1, 1981 through October 31, 1984 - GHV 274/281 (Excess of Loss over
   Medical Defense Associates, Momedico, and Medical Protective)

                                   Retention
                                   ---------
                                    Flat 10%

                               Treaty Allocation
                               -----------------
          .  Underwriting Members of Lloyd's - 35.76%
          .  Munchener Ruckversicherungs-Gesellschaft - 24.15%
          .  CNA Reinsurance of London Ltd. - 19.32%
          .  Unionamerica Ins. Co. Ltd. - 9.66%
          .  The Dominion Ins. Co. Ltd. - 4.83%
          . Trenwick Reinsurance Company - 4.83% (until 10-31-83) . Kansa General Ins. Co. Ltd. - 4.83% (beginning 11-01-83) . Yasuda Fire and Marine Ins. Co. (U.K.) Ltd. - 1.45%

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.09  -  Reinsurance (cont.)
-------------------------------------

 .  November 1, 1981 through October 31, 1984  -  GHV 274/381  (Excess of Loss)
                                   Retention
                                   ---------
                         Initial Retention - $250,000
                    Indexed Amount Each 12 Months - $25,000
             Current Retention - $650,000 (11/01/1981 to 10/31/82)
             Current Retention - $625,000 (11/01/1982 to 10/31/83)
             Current Retention - $600,000 (11/01/1983 to 10/31/84)

                               Treaty Allocation
                               -----------------
            .  Underwriting Members of Lloyd's - 57.41%
            .  CNA Reinsurance of London Ltd. - 16.23%
            .  Unionamerica Ins. Co. Ltd. - 12.17%
            . Yasuda Fire and Marine Ins. Co. (U.K.) Ltd. - 8.11% . Sovereign Marine & General Ins. Co. Ltd. - 6.08%

 .  November 1, 1984 through October 31, 1987  -  GHV 274/484  (Excess of Loss)
                                   Retention
                                   ---------
                         Initial Retention - $250,000
                    Indexed Amount Each 12 Months - $25,000
                Current Retention - $575,000 (All three years)

                               Treaty Allocation
                               -----------------
               12 Months Ended October 31, 1985 (100% Participation)
            .  Underwriting Members of Lloyd's - 55.60%
            .  Turegum Ins. Co. Ltd. - 20.00%
            .  CNA Reinsurance of London Ltd. - 20.00%
            .  Terra Nova Ins. Co. Ltd. - 4.40%

               12 Months Ended October 31, 1986 (74.60% Participation)
            .  Underwriting Members of Lloyd's - 54.60%
            .  Turegum Ins. Co. Ltd. - 15.00%
            .  Terra Nova Ins. Co. Ltd. - 5.00%

               12 Months Ended October 31, 1987 (57.10% Participation)
            .  Underwriting Members of Lloyd's - 42.10%
            .  Terra Nova Ins. Co. Ltd. - 10.00%
            .  Turegum Ins. Co. Ltd. - 5.00%

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.09  -  Reinsurance (cont.)
-------------------------------------

                       Medical Defense Insurance Company
                       ---------------------------------

                  No current reinsurance contracts in effect.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.11 - Intellectual Property
-------------------------------------

     1)   The following trade names and related logos:

               .  Medical Defense
               .  Medical Defense Holding Co.
               .  Medical Defense Associates
               .  Medical Defense Services Corp.
               .  Medical Defense Insurance Company

     2) Various advertising and marketing materials used for the promotion of the business of Medical Defense Associates and related entities.
     3) The policies, endorsements, and other material referenced in Schedule 4.08(c).
     4)   All underwriting manuals and guidelines.
     5)   All claims manuals and guidelines.
     6)   All risk management manuals and guidelines.
     7)   Personnel standards and related employee benefit documents.
     8)   Business and marketing plans.
     9)   Various computer software programs.
     10)  Customer lists and related business information.

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.12  -  Contracts and Commitments
-------------------------------------------

(a) At time of hire each employee signs a confidentiality agreement. A copy of the form of this confidentiality agreement was previously provided to MAI personnel. Also, incorporated within the employment contracts of Ronald Benson, Geri Morrison, David Brown, Gary Robinson, John Stamatis, and Arlen Winsky are non-compete agreements. None of such non-compete or confidentiality agreements conflict with the transactions contemplated by this Agreement or related agreements, and no copies of such agreements (other than the form of confidentiality agreement signed by all employees) are being provided to MAI.

     On February 15, 1991, MDA entered into a confidential settlement agreement with Risk Control Associates (now Intermed) and RCA Insurance Services of Springfield, Missouri. Although MDA is not permitted to provide a copy of the agreement, MDA may disclose (i) the fact that settlement occurred, (ii) the terms of the settlement agreement, which required RCA to provide a mailing to certain MDA insureds and to refrain from using lists of MDA insureds for competitive purposes, and (iii) a copy of the text of the letter sent by RCA (attached). In exchange, MDA released RCA and its employees and affiliates from liability for use of lists of MDA insureds prior to the date of the agreement. Although the agreement does not have a termination date, MDA believes that all terms of the agreement have been satisfied, and that the agreement is of no further force and effect.


(b)  None

(c) In connection with MDA's conversion from a mutual insurance company to a stock insurance company, MDA entered into a special deposit agreement with the Missouri Department of Insurance relating to policies written under the former mutual company, which is described in the notes to the financial statements included in MDHC's 10K filings with the Securities and Exchange Commission. This agreement does not make reference to MDA's continued operation (copy not provided).

(d)  None

(e)  None

                                  EXHIBIT "A"


                                                        Date



Dr. Abcdef
Address
City, State, Zip

Dear Dr. Abcdef:

          I recently sent a letter which reflected adversely on Medical Defense Associates concerning the Insurance Regulatory Information System ("IRIS") ratios developed by the National Association of Insurance Commissioners ("NAIC"). My letter was misleading. I used the IRIS ratios in a fashion in which they were not intended to be used. I drew and expressed conclusions from the IRIS ratios that were inaccurate and which I was not qualified to draw because I am not a financial examiner.

          The NAIC has stated that "it is not unusual for financially sound insurers to have several ratios outside the usual range," and that "in normal years, about 15 percent of the companies included in the system are expected to be outside the usual range on four or more ratios." My letter should have, but did not include these caveats. I should also have made it clear that I was expressing my opinion, not that of the NAIC or others.

          On September 5, 1990, the Missouri Division of Insurance issued a statement of charges in Case No. MDI-90-08-277, asserting that, because of my letter, Risk Control Associates, Inc. and I had "each committed an unfair method of competition or an unfair or deceptive act or practice" because we had "willfully made, published, disseminated or circulated a written statement which was false or maliciously critical or derogatory to the financial condition" of Medical Defense Associates.

          On October 12, 1990, these charges were dismissed on the express condition that Risk Control Associates, Inc., and I give written assurance to the Missouri Division of Insurance that neither it nor I will make any false or critical or derogatory statements about the financial condition of Medical Defense Associates in the future. This has been done.


                                       Sincerely,


                                       Cliff Stepp
                                       Marketing Manager

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 4.14  -  MDS Employee Roster
-------------------------------------

     Unless otherwise noted salary is based on a normal 37.5 hour work week


        (1)                       (2)                     (3)                                              (4)
                                                                                     Special           1998 Total
                                 Social                                           Compensation          Projected
       Name                   Security No.              Position                 (See Footnote)       Annual Salary
       ----                   ------------              --------                 --------------      --------------
Geri H. Morrison              ###-##-####     Chief Operating Officer            See Contract        See Contract
Robert E. Morrison            ###-##-####     Director of Risk Mangmnt                 (a) 3,600              76,500
Samuel J. Pippin              ###-##-####     Director of Acctng/Finance               (a) 3,900              81,800
David W. Jackson              ###-##-####     Director of Claims                       (a) 4,700              98,600
Patricia A. Savard            331-54-2702     Senior Accounting Clerk                                         23,205
Cynthia E. Bousman            ###-##-####     Senior Claims Clerk                                             20,787
Carol A. Cruise               ###-##-####     Policyholder Services Supvr                                     22,815
Michelle R. Todd              ###-##-####     Executive Assistant                      (b) 8,000              38,000
Kathryn L. Twibell            ###-##-####     Information Systems Mngr                                        54,100
Claudia J. Kelsey             ###-##-####     Senior Underwriting Asst.                                       22,601
Elizabeth D. Binder           ###-##-####     Claims Clerk (Part-time)                                         9,828
Dona L. Alfultis              ###-##-####     Senior Claims Specialist                                        35,875
Barbara J. Adams              ###-##-####     Secretary to Claims Director                                    22,913
Phillip E. Moppert            ###-##-####     St. Louis Field Service Rep.            (c) 18,000             116,100
Donald D. Buckholz            ###-##-####     K. C. Field Service Rep.                (c) 13,500              79,500
Teri L. Young                 ###-##-####     Policyholder Services Clerk                                     17,745
Cheryl A. Patterson           ###-##-####     Financial Accntng Specialist                                    30,420
Steven A. Brown               ###-##-####     Claims Supervisor                                               43,500
Gerald T. Waggoner            ###-##-####     Claims Specialist                                               40,500
Kaysha F. Morgan              ###-##-####     Receptionist                                                    13,163

Footnotes:  (a)  -  Senior managers year-end incentive bonus.
            (b)  -  Overtime compensation.
            (c)  -  Field service representatives incentive
                    compensation plan.

                                      (5)

(a) As a part of their total compensation package, senior managers participate in a manager incentive program. The incentive plan is based on a combination of company and individual performance. A copy of the calculation worksheet is attached.

(b) As a part of their total compensation package, field service representatives participate in a quarterly bonus program. Copies of the calculation worksheets are attached.

Attachment to Schedule 4.14 - (5)(a)
page 1 of 1

                      MEDICAL DEFENSE SERVICES
                      MANAGER INCENTIVE PROGRAM

Bonus Calculation                                                                 Possible      Actual
-----------------                                                                 --------      ------
                      I.   GOALS AND OBJECTIVES                                        100
 280        1.00%                                                POSS    ACTL
                                                                 ----    ----
 290        1.50%
 300        2.00%          AMBITION                                30
 310        2.50%          ACHIEVEMENT                             30
 320        3.00%          CONTRIBUTION TO
 330        3.50%          CORP OBJECTIVES                         40
 340        4.00%
 350        4.50%     II.  EMPLOYEE EVALUATION                                         150
 360        5.00%
 370        5.50%     III. FINANCIAL STATISTICS                                        200
 380        6.00%          1.  BUDGET                            POSS    ACTL
                                                                 ----    ----
                           A. OVER 15%                              0
                           B. + OR - 15%                           20
                           C. UNDER 15%                            40

                           2. RESERVE TO SURPLUS
                                                                 POSS    ACTL
                                                                 ----    ----
                           A. OVER 6:1                              0
                           B. 6:1 TO 4:1                           20
                           C. UNDER 4:1                            40

                           3. POLICYHOLDER COUNT                 POSS    ACTL
                                                                 ----    ----
                           A. [LESS THAN] 10% DROP                  0
                           B. + OR - 10%                           20
                           C. [LESS THAN] 10% GAIN                 40

                           4. IRIS RATIOS                        POSS    ACTL
                                                                 ----    ----
                           A. PASS [GREATER THAN] 8                 0
                           B. PASS = 8                             20
                           C. PASS [THAN THAN] 8                   40

                           5. PREMIUM TO SURPLUS                 POSS    ACTL
                                                                 ----    ----
                           A. OVER 5%                               0
                           B. 5:1 TO 3:1                           20
                           C. UNDER 3:1                            40
                                                                                  --------      ------
                                                              GRAND TOTALS             450
                                                                                  ========      ======

page 1 of 3
St. Louis Territory
                                 BONUS PROGRAM
                               (Quarterly Basis)

I.   Performance Bonus:

     A.   Accountabilities:
          -----------------

          1.   Service  (Customer Visits)
                    100% to 90%                                              6%
                     89% to 80%                                              4%
                     79% to 70%                                              3%

          2.   Retention  (Policies in Force)
                    100% to 93%                                              5%
                     92% to 85%                                              4%
                     84% to 77%                                              2%

          3.   New Business  (Policies in Force)
                    31 or more                                               5%
                    16 to 30                                                 4%
                    5  to 15                                                 3%

          4.   Solicitations  (Prospect Visits)
                    46 or more                                               4%
                    26 to 45                                                 3%
                    13 to 25                                                 2%

II.  Quota Bonus:

     A.   Accountabilities                         Quota                  Weight
          ----------------                         -----                  ------

          1.   Service                              100%                   30.0
          2.   Retention                            100%                   25.0
          3.   New Policyholders                     31                    25.0
          4.   Solicitations                         46                    20.0

                                                                           Quota
     B.   Total Weighted Performance                                       Bonus
          --------------------------                                       -----

                    95.0 or more                                             5%
                    90.0 to 94.9                                             4%
                    80.0 to 89.9                                             3%
                    70.0 to 79.9                                             2%
                    50.0 to 69.9                                             1%

01/07/91
page 2 of 3
Kansas City Territory
                                 BONUS PROGRAM
                               (Quarterly Basis)

I.   Performance Bonus:

     A.   Accountabilities:
          -----------------

          1.   Service  (Customer Visits)
                    100% to 90%                                      6%
                     89% to 80%                                      4%
                     79% to 70%                                      3%

          2.   Retention  (Policies in Force)
                    100% to 93%                                      5%
                     92% to 85%                                      4%
                     84% to 77%                                      2%

          3.   New Business  (Policies in Force)
                     25 or more                                      5%
                     13 to 24                                        4%
                      4 to 12                                        3%

          4.   Solicitations  (Prospect Visits)
                     37 or more                                      4%
                     21 to 36                                        3%
                     10 to 20                                        2%

II.  Quota Bonus:

     A.   Accountabilities                          Quota            Weight
          ----------------                          -----            ------

          1.   Service                              100%              30.0
          2.   Retention                            100%              25.0
          3.   New Policyholders                     25               25.0
          4.   Solicitations                         37               20.0

                                                                     Quota
     B.   Total Weighted Performance                                 Bonus
          --------------------------                                 ------

               95.0 or more                                            5%
               90.0 to 94.9                                            4%
               80.0 to 89.9                                            3%
               70.0 to 79.9                                            2%
               50.0 to 69.9                                            1%

01/07/91

Attachment to Schedule 4.14-(5)(b)
page 3 of 3


                                 BONUS PROGRAM

                               Calculation  Sheet
                               ------------------

I.   Performance Bonus

                                    Actual
     Accountabilities            Performance                Bonus %
     ----------------            -----------                -------

     1.   Service

     2.   Retention

     3.   New Policies

     4.   Solicitations
                                                            ----------
                              Total Performance Bonus =

II.  Quota Bonus



              (A)         (B)            (C)       (D)         (E)
                                         % of                Weighted
                         Actual         Quota               Performance
             Quota     Performance     (B)/(A)    Weight     (c)x(b)
             -----     -----------     -------    ------    -----------

1.   Service                                       30.0
2.   Retention                                     25.0
3.   New Policies                                  25.0
4.   Solicitations                                 20.0

                                                            -----------
                                        Column (E) Total =

                                  Quota Bonus (from Table)
                                                            -----------

          Performance Bonus      %
          Quota Bonus            %
                           -------
                Total Bonus      %


                               SCHEDULE 7.04(a)














                               100% Quota Share
                             Reinsurance Contract
                          Effective: January 1, 1999

                                   issued to

                          Medical Defense Associates
                       Medical Defense Insurance Company

                               100% Quota Share
                             Reinsurance Contract
                          Effective: January 1, 1999

                                   issued to

                          Medical Defense Associates
                       Medical Defense Insurance Company
                             Springfield, Missouri




             Reinsurer                   Participation
Mutual Assurance, Inc.                       100.0%

Total                                        100.0%


                                 Table of Contents

Article                                                                   Page

Article I - Parties to the Agreement.....................................  4

Article II - Business Reinsured..........................................  4

Article III - Commencement and Termination...............................  5

Article IV - Exclusions..................................................  5

Article V - Ceded Liability..............................................  6

Article VI - Loss in Excess of Policy Limits/ECO.........................  6

Article VII - Claims and Loss Adjustment Expense.........................  6

Article VIII - Salvage and Subrogation...................................  7

Article IX - Original Conditions.........................................  7

Article X - Commission (BRMA 10A)........................................  7

Article XI - Reports and Remittances.....................................  8

Article XII - Offset (BRMA 36C)..........................................  8

Article XIII - Access to Records (BRMA 1D)...............................  9

Article XIV - Errors and Omissions (BRMA 14E)............................  9

Article XV - Taxes (BRMA 50B)............................................  9

Article XVI - Unauthorized Reinsurers....................................  9

Article XVII - Insolvency................................................ 10

Article XVIII - Arbitration (BRMA 6J).................................... 11

Article XIX - Service of Suit (BRMA 49C)................................. 12

Article XX - Notice...................................................... 12


                               100% Quota Share
                             Reinsurance Contract
                          Effective:  January 1, 1999

                                   issued to

                          Medical Defense Associates
                       Medical Defense Insurance Company
                  (hereinafter referred to as the "Company")

                                      by

                            MUTUAL ASSURANCE, INC.
                 (hereinafter referred to as the "Reinsurer")


Article I - Parties to the Agreement

This Agreement is solely between the Company and the Reinsurer. When more than one reinsured company is named as a party to this Agreement, the first company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall any insured of the Company or any claimant against any insured of the Company have any rights under this Agreement.

Article II - Business Reinsured

A. By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the Company's net liability for loss arising from claims incurred after 12:01 a.m. CST on January 1, 1999, under policies, contracts and binders of insurance (hereinafter called "policies") issued by the Company which are in force on and after 12:01 a.m. CST on January 1, 1999, and classified by the Company as Medical Professional Liability and any ancillary coverages.

B. For purposes of this Contract, a claim will be deemed to have been "incurred" in the year to which the claim is assigned for financial reporting purposes in accordance with the regulatory reporting requirements of the Missouri Department of Insurance. Notwithstanding the foregoing, any claim under a covered claims-made policy that arises out of or is related to an incident communicated to the Company, orally or in writing, during the period beginning on September 29, 1998, and ending December 31, 1998, shall be deemed to have been incurred prior to 12:01 a.m. CST on January 1, 1999, notwithstanding the Company's prior practice of requiring a written report of the incident before any claim arising therefrom or related thereto is deemed to have been incurred under a "claims made" policy of the Company.

C. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

Article III - Commencement and Termination

This Contract shall become effective at 12:01 a.m. CST on January 1, 1999, Reinsurer shall have no right to terminate this Agreement.

Article IV - Exclusions

This Contract does not apply to and specifically excludes the following:

     1.   Reinsurance assumed by the Company.

     2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability - Reinsurance" attached to and forming part of this Contract.

     3. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar plans.

     4. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of another insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

     5. Any claims under the Company's policies covered by the Aggregate Excess of Loss Reinsurance Agreement, effective January 1, 1999, issued to the Company by the Reinsurer (the "Excess of Loss Agreement"). In the event an incident from which a Claim arises involves both a Claim that is covered by this Contract and a Claim that is also covered under the Excess of Loss Agreement, the amount of the ultimate net loss payable with respect to the claim covered by this Contract shall be determined by a reasonable allocation of the responsibility for the liability arising from the applicable incident among the claimants under the policies covered by this Contract and the Excess of Loss Agreement. Notwithstanding the foregoing, the Reinsurer shall have no liability under this Contract for that portion of claims that would have otherwise been covered by the Excess of Loss Agreement in the event that the Excess of Loss Agreement is terminated prior to the expiration of this Contract.

Article V - Ceded Liability

As respects business subject to this Contract, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company's net liability. "Net liability" as used herein is defined as the Company's gross liability (including all loss and loss adjustment expenses, both allocated and unallocated) with respect to Claims after giving effect to cessions, if any, to other reinsurers under other reinsurance treaties in force on the Effective Date.

Article VI - Loss in Excess of Policy Limits/ECO

A. In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, the loss in excess of policy limits and/or the extra contractual obligations shall be added to the Company's loss, if any, under the policy involved, and the sum thereof shall be subject to the provisions of Article V.

B. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

C. Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Recoveries from any form of insurance or reinsurance which protects the Company against claims the subject matters of this Article shall inure to the benefit of this Contract.

Article VII - Claims and Loss Adjustment Expense

A. All decisions to settle or defend Claims under policies covered by this Agreement shall be made by the Reinsurer. The Company shall provide such information regarding Claims as may be reasonably requested by Reinsurer. The Reinsurer shall have the exclusive power and authority to assume the Company's defense of any Claim and to direct any and all actions to be taken by or on behalf of the Company in connection with the settlement or defense of Claims, except to the extent that the authority to settle or defend Claims may from time to time be delegated to the Company by Reinsurer.

B. The Reinsurer shall be liable for its proportionate share of losses and allocated and unallocated loss adjustment expense incurred in connection with the defense and settlement of Claims as herein provided. Reinsurer agrees to pay or allow as the case may be its proportionate share of all such losses and loss adjustment expenses in accordance with Article XI hereof.

C. Notwithstanding anything in this Article VII to the contrary, nothing in this Contract shall be construed as an assignment of the Company's rights and non-delegable duties and obligations under the Company's policies relating to the claims reinsured hereunder.

Article VIII - Salvage and Subrogation

The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer. of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

Article IX - Original Conditions

A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions and waivers, and to the same modifications and alterations as the respective policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. The Reinsurer shall be credited with its exact proportion of the original premiums received by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for insuring reinsurance.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article X - Commission (BRMA 10A)

A. The Reinsurer shall allow the Company an 8% commission on the ceded premium in accordance with Article XI below. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense.

Article XI - Reports and Remittances

A. Within 30 days after the end of each calendar month, the Company shall report to the Reinsurer:

     1. The Company's earned premium on the policies for the preceding calendar month as determined in accordance with the accounting requirements of the Missouri Department of Insurance;

     2. Commission payable to the Company in accordance with Article X hereof.

     The positive balance of (1) less (2) shall be remitted by the Company to the Reinsurer with its report.

B. The Company will provide a weekly report that will reflect all losses and allocated loss adjustment expenses that have been incurred by the Company but not previously reported to Reinsurer. Reinsurer will pay to the Company or to such parties as may be directed by the Company in writing all losses and allocated loss adjustment expenses reflected on said report provided that the same have been incurred by the Company in accordance with Article VII hereof.

C. Reinsurer and the Company have entered into a Management Agreement of even date herewith (the "Management Agreement") pursuant to which the Company has engaged Reinsurer to manage, settle and defend claims covered by this Contract. So long as the Management Agreement remains in effect, the provisions in the Management Agreement relating to the funding and payment of losses and allocated and unallocated loss adjustment expenses by the Reinsurer shall be binding upon the Company and the Reinsurer to the extent of any conflict in the provisions of this Agreement and the Management Agreement.

D. Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

Article XII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article XIII - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XIV - Errors and Omissions (BRMA 14E)

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified upon discovery.

Article XV - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XVI - Unauthorized Reinsurers

A. If the Reinsurer is unauthorized in Missouri or Kansas, the Reinsurer agrees to fund its share of the Company's ceded unearned premium and outstanding loss and loss adjustment expenses reserves, whether allocated or unallocated, (including incurred but not reported loss reserves) by:

     1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

     2. Escrow accounts for the benefit of the Company acceptable to the insurance regulatory authorities; and/or

     3.   Cash advances;

     if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to this insurance regulatory authorities involved.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

     1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

     2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

     3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

     4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

     5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

     In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Article XVII - Insolvency

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

Article XVIII - Arbitration (BRMA 6J)

A. Any unresolved difference of opinion between the Reinsurer and the Company, whether such difference of opinion arises before or after the termination of this Agreement, shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within 10 days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within 30 days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be an officer, partner or principal of any entity who, in such capacity, has devoted significant time to property and casualty insurance or reinsurance matters.

B. The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within 30 days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have 30 days to file a reply brief. On receipt of the brief, the Petitioner shall have 20 days to file a rebuttal brief. Respondent shall have 20 days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

C. The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. Judgment upon the final decision of the arbitrators may be entered in any court of competent jurisdiction.

D. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators. Notwithstanding the location of the arbitration, all proceedings hereto shall be governed by the law of the state in which the Company is domiciled.

Article XIX - Service of Suit (BRMA 49C) (Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XX - Notice

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when (i) it is personally delivered if it is sent by hand,
(ii) it is signed for or the U.S. Postal Service leaves notice of attempted delivery if it is sent by registered or certified mail, return receipt requested, postage prepaid, (iii) it is delivered or there has been a confirmed attempted delivery if it is sent by a commercial overnight courier, or (iv) the transmission is confirmed if it is sent by facsimile:

          If to the Company:

          Medical Defense Associates
          1311 E. Woodhurst
          Springfield, Missouri 65804
          (Mailing Address)
          P. O. Box 3817
          Springfield, Missouri 65808
          Attention: President
          Facsimile: (417) 887-0300

          If to the Reinsurer:

          Mutual Assurance, Inc.
          100 Brookwood Place
          Birmingham, Alabama 35209
          (Mailing Address)
          P. O. Box 590009
          Birmingham, Alabama 35259-0009
          Attention: Chief Financial Officer
          Facsimile: (205) 868-4033

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any person may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

__________________________, this _____ day of _____________________________,
1998.


                                    THE REINSURER:

                                    MUTUAL ASSURANCE, INC.


                                    By:____________________________________

                                         Its:______________________________


                                    THE COMPANY:

                                    MEDICAL DEFENSE ASSOCIATES


                                    By:____________________________________

                                         Its:______________________________


                                    MEDICAL DEFENSE INSURANCE
                                    COMPANY


                                    By:____________________________________

                                         Its:______________________________

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE
(Approved by Lloyd's Underwriters' Non-Marine Association - NMA1590)

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION.

     I. It is agreed that the policy does not apply under any liability coverage
         to   {injury, sickness, disease, death or destruction
              {bodily injury or property damage

           with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only). Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          Provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):


     BROAD EXCLUSION PROVISION.

     It is agreed that the policy does not apply:

     I.   Under any Liability Coverage, to:

          {injury, sickness, disease, death or destruction
          {bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to:

          {immediate medical or surgical relief,
          {first aid,

          to expenses incurred with respect to:

          {bodily injury, sickness, disease or death, {bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to:

          {injury, sickness, disease, death or destruction
          {bodily injury or property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c)  the

               {injury, sickness, disease, death or destruction
               {bodily injury or property damage

               arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to:

               {injury to or destruction of property at such nuclear facility {property damage to such nuclear facility and any property thereat.

     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility; under paragraph (a) or (b) thereof "nuclear facility" means:

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          {With respect to injury to or destruction of property, the word "injury" or "destruction",

          "property damage" includes all forms of radioactive contamination of property,

          {includes all forms of radioactive contamination of property

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal, or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------

NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

--------------------------------------------------------------------------------

                                 SCHEDULE 7.04(b)


                            AGGREGATE EXCESS OF LOSS
                             REINSURANCE AGREEMENT

                                    between

                           MEDICAL DEFENSE ASSOCIATES
                       MEDICAL DEFENSE INSURANCE COMPANY
                   (hereinafter referred to as the "Company")

                                      and

                             MUTUAL ASSURANCE, INC.
                  (hereinafter referred to as the "Reinsurer")


     In consideration of the promises set forth in this Agreement, the parties agree as follows:


                                   ARTICLE 1
                                   ---------

                               SCOPE OF AGREEMENT
                               ------------------

     As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall reinsure with the Reinsurer the business described in the article entitled BUSINESS REINSURED, and the Reinsurer shall accept such business as reinsurance from the Company. The terms of this Agreement shall determine the rights and obligations of the parties.

                                   ARTICLE 2
                                   ---------

                            PARTIES TO THE AGREEMENT
                            ------------------------

     This Agreement is solely between the Company and the Reinsurer. When more than one reinsured company is named as a party to this Agreement, the first company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

                                   ARTICLE 3
                                   ---------

                               BUSINESS REINSURED
                               ------------------

     This Agreement applies to the Company's net retained liability for loss arising from claims incurred prior to 12:01 a.m. CST January 1, 1999 (hereinafter referred to as "Claims") under all binders and/or policies and/or contracts of insurance (hereinafter called "covered policies") issued by the Company prior to 12:01 a.m. CST January 1, 1999, and classified by the Company as Medical Malpractice business. For purposes of this Agreement, a claim will be deemed to have been "incurred" in the year to which the claim is assigned for financial reporting purposes in accordance with the regulatory reporting requirements of the Missouri Department of Insurance. Notwithstanding the foregoing, any claim under a covered claims-made policy that arises out of or is related to an incident communicated to the Company, orally or in writing, during the period beginning on September 29, 1998, and ending December 31, 1998, shall be deemed to have been incurred prior to 12:01 a.m. CST on January 1, 1999, notwithstanding the Company's prior practice of requiring a written report of the incident before any claim arising therefrom or related thereto is deemed to have been incurred under a "claims made" policy of the Company.

                                   ARTICLE 4
                                   ---------

                               COMPANY RETENTION
                               -----------------

     The Reinsurer shall indemnify the Company, with respect to ultimate net loss unpaid as of 12:01 a.m. CST January 1, 1999, arising from Claims that are in excess of the Company's retention of 100% of the first $___________ of ultimate net loss arising from said Claims.

                                   ARTICLE 5
                                   ---------

                                    WARRANTY
                                    --------

     No applicable other reinsurance in force or previously in force with respect to the Company's liabilities shall be commuted, or so deemed, unless mutually agreed.

                                   ARTICLE 6
                                   ---------

                                  DEFINITIONS
                                  -----------

     (a)  Ultimate Net Loss

     This term shall mean the sum actually paid by the Company on its net retained liability with respect to Claims, including extra contractual obligations as defined in this Article, and including allocated loss adjustment expenses, as defined in this Article, in the settlement of covered losses or liabilities after making deduction for all salvages and recoveries and amounts reinsured under any other contracts of specific reinsurance or under any other reinsurance treaties in force or previously in force including catastrophe reinsurance agreements, whether or not such amounts are collectible.

     All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto.

     Nothing, however, in this definition shall be construed as meaning that losses are not recoverable hereunder until the ultimate net loss to the Company has been ascertained.

     (b)  Allocated Loss Adjustment Expenses

     The term "allocated loss adjustment expenses" shall mean and refer to the types and categories of expenses reported as "allocated loss adjustment expense" in the Annual Statement filed by the Sellers with the Missouri Insurance Department for the year ended December 31, 1998, but which amount shall not include salaries of officials, administrators or other employees or normal overhead charges such as rent, postage, telephone, lighting, cleaning, heating or similar expenses.

     (c)  Net Retained Liability

     This term shall mean that portion of any Claim, including extra contractual obligations as defined in this Article, and including allocated loss adjustment expenses as defined in this Article which the Company retains net for its own account, and in calculating the amount of any loss hereunder, only loss or losses with respect to that portion of any Claim which the Company retains net for its own account shall be included.

     (d)  Extra Contractual Obligations

     In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit but otherwise within the terms of its policy, or any punitive, exemplary, compensatory, or consequential damages (herein collectively referred to as "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such action, or in otherwise handling a Claim subject to this Agreement, the extra contractual obligations shall be added to the Company's loss, if any, under the policy involved and the sum thereof shall be subject to the provisions of Article 4.

     An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

     Notwithstanding anything stated herein, this Agreement shall not apply to any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 7
                                   ---------

                                   EXCLUSIONS
                                   ----------

     This Agreement shall not apply to:

          (a) Any loss or damage which is occasioned by war, invasion, hostilities, acts or foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, however this exclusion shall not apply to any policy which contains a standard war exclusion;

          (b) Nuclear incident per the following clauses attached hereto:

               (1) Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. NMA 1590;

          (c) Ultimate net loss amounts paid by the Company on or prior to 12:01 a.m. CST January 1, 1999.

          (d) Fines, penalties, punitive damages and levies of any kind or description, other than those included in the definition of Extra Contractual Obligations in Article 6(d) hereof.

          (e) Any and all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary in any insolvency fund or plan. "Insolvency Fund or Plan" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement however denominated or styled, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claims, debt, charge, fee, or the obligation of an insurer, or its successors or assigns which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

          (f) Assumed Reinsurance of any kind or description.

          (g) Any claims under the Company's policies covered by the 100% Quota Share Reinsurance Contract, effective January 1, 1999, issued to the Company by the Reinsurer (the "Quota Share Agreement"). In the event an incident from which a Claim arises involves both a Claim that is covered by this Agreement and a claim that is also covered under the Quota Share Agreement, the amount of the ultimate net loss payable with respect to the Claim covered by this Agreement shall be determined by a reasonable allocation of the responsibility for the liability arising from the applicable incident among the claimants under the policies covered by this Agreement and the Quota Share Agreement.

                                 ARTICLE 8
                                 ---------

                        CLAIMS AND ADJUSTMENT EXPENSES
                        ------------------------------

     All decisions to settle or defend Claims under policies covered by this Agreement shall be made by the Reinsurer unless otherwise required by law to be made by the Company. The Company shall provide such information regarding Claims as may reasonably be requested by the Reinsurer. Reinsurer shall have the exclusive power and authority to defend any Claim on behalf of the Company and to direct any and all actions to be taken by or on behalf of the Company in connection with the settlement or defense of Claims, except to the extent the authority to settle or defend Claims may from time to time be delegated to the Company by the Reinsurer.

     Reinsurers and the Company have entered into a Management Agreement of even date herewith (the "Management Agreement") pursuant to which the Company has engaged Reinsurer to manage, settle and defend Claims covered by this Agreement. So long as the Management Agreement remains in effect, the procedures relating to the settlement or defense of Claims by or on behalf of the Company shall be in accordance with the Management Agreement.

                                   ARTICLE 9
                                   ---------

                              REINSURANCE PREMIUM
                              -------------------

     The Reinsurer has entered into this Reinsurance Agreement as partial consideration for the purchase of the "book of business" of the Company pursuant to the terms and conditions of the Agreement for the Purchase and Sale of Certain Assets among Reinsurer, Medical Assurance, Inc., the Company, Medical Defense Services Corp., and Medical Defense Holding Co., dated September 28, 1998 (the "Asset Purchase Agreement").

                                   ARTICLE 10
                                   ----------

                            REPORTS AND REMITTANCES
                            -----------------------

     Within 30 days after the close of each 3 month period following the commencement date of this Agreement, the Company shall render to the Reinsurer a report of the ultimate net loss paid by the Company during the 3 month period and the Reinsurer's portion thereof; provided, however, that the Company shall have no responsibility to provide reports to the Reinsurer during the term of the Management Agreement between Reinsurer, the Company and Medical Defense Holding Co.

     Any amount due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's report.

                                   ARTICLE 11
                                   ----------

                              CURRENCY SETTLEMENTS
                              --------------------

     All payments hereunder whether in respect of premium or losses shall be made in U.S. dollars.

                                   ARTICLE 12
                                   ----------

                                   TERRITORY
                                   ---------

     This Agreement shall follow the Company's policy in all territorial respects and shall cover wherever the original policies provide coverage.

                                   ARTICLE 13
                                   ----------

                              ERRORS AND OMISSIONS
                              --------------------

     Any inadvertent error or omission on the part of either the Company or the Reinsurer shall not relieve the other party from any liability which would have attached hereunder, provided that such error or omission is rectified immediately upon discovery, and shall not impose any greater liability on the Reinsurer than would have attached hereunder if the error or omission had not occurred.

                                   ARTICLE 14
                                   ----------

                             INSPECTION OF RECORDS
                             ---------------------

     The Company shall allow the Reinsurer or their authorized representatives to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses or legal proceedings which involve or are likely to involve the Reinsurer.

                                   ARTICLE 15
                                   ----------

                                  ARBITRATION
                                  -----------

     Any unresolved difference of opinion between the Reinsurer and the Company, whether such difference of opinion arises before or after the termination of this Agreement, shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within 10 days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within 30 days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be an officer, partner or principal of any entity who, in such capacity, has devoted significant time to property and casualty insurance or reinsurance matters.

     The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within 30 days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have 30 days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have 20 days to file a rebuttal brief. Respondent shall have 20 days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

     The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. Judgment upon the final decision of the arbitrators may be entered in any court of competent jurisdiction.

     The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators. Notwithstanding the location of the arbitration, all proceedings hereto shall be governed by the law of the state in which the Company is domiciled.

                                   ARTICLE 16
                                   ----------

                          COMMENCEMENT AND TERMINATION
                          ----------------------------

     This Agreement shall become effective at 12:01 a.m., CST January 1, 1999, unless sooner terminated as follows:

          (a) The Company may terminate this Agreement at any time by delivery of written notice to Reinsurer in which event termination shall be effective on the date of delivery of said notice; or

          (b) In the event that the Management Agreement is terminated by the Company prior to the expiration of its term, this Agreement shall immediately and automatically terminate as of the date of termination of the Management Agreement without any action by the Reinsurer.

     In the event of any termination of this Agreement, neither the Reinsurer nor the Company shall have any further liability hereunder.

                                   ARTICLE 17
                                   ----------

                             UNAUTHORIZED REINSURER
                             ----------------------

          (a) If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

               (1) Clean, irrevocable, and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

               (2) Escrow accounts for the benefit of the Company that are acceptable to the insurance regulatory authorities; and/or

               (3) Cash advances;

if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

          (b) With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year, and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

               (1) To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

               (2) To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

               (3) To fund a cash account in an amount equal to the Reinsurer's share of any ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

               (4) To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

                                   ARTICLE 18
                                   ----------

                                     TAXES
                                     -----

     In addition to the premium hereon, the Company shall pay any and all taxes, levies and fees of any kind or description associated with this Agreement and/or the business reinsured hereunder, except profit taxes which may be levied upon the profits of the Reinsurer.

                                   ARTICLE 19
                                   ----------

                                   INSOLVENCY
                                   ----------

     In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the policy insured, which claim would involve a possible liability on the part of Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

     Should the Company go into liquidation or should a receiver be appointed the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Agreement, any sums which are due to the Reinsurer by the Company under this Reinsurance Agreement and which are payable at a fixed or stated date, as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                                  ARTICLE 20
                                  ----------

                                    NOTICE
                                    ------

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when (i) it is personally delivered if it is sent by hand,
(ii) it is signed for or the U.S. Postal Service leaves notice of attempted delivery if it is sent by registered or certified mail, return receipt requested, postage prepaid, (iii) it is delivered or there has been a confirmed attempted delivery if it is sent by a commercial overnight courier, or (iv) the transmission is confirmed if it is sent by facsimile:

          If to the Company:

          Medical Defense Associates
          1311 E. Woodhurst
          Springfield, Missouri 65804
          (Mailing Address)
          P. O. Box 3817
          Springfield, Missouri 65808
          Attention: President
          Facsimile: (417) 887-0300

          If to the Reinsurer:

          Mutual Assurance, Inc.
          100 Brookwood Place
          Birmingham, Alabama 35209
          (Mailing Address)
          P. O. Box 590009
          Birmingham, Alabama 35259-0009
          Attention: Chief Financial Officer
          Facsimile: (205) 868-4033

     Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any person may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.

Signed in _____________________, this ________  day of __________________, 1998.

For and on behalf of the:

MEDICAL DEFENSE ASSOCIATES              MEDICAL DEFENSE INSURANCE
                                             COMPANY

By: _________________________________   By: ____________________________________
              President                             President


Signed in _____________________, this ________  day of __________________, 1998.

For and on behalf of:

MUTUAL ASSURANCE, INC.

By: _________________________________
     ______________________________

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE
(Approved by Lloyd's Underwriters' Non-Marine Association - NMA1590)

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION.

     I.   It is agreed that the policy does not apply under any liability
          coverage to    {injury, sickness, disease, death or destruction
                         {bodily injury or property damage

          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only). Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          Provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION.

     It is agreed that the policy does not apply:

     I.   Under any Liability Coverage, to:

          {injury, sickness, disease, death or destruction
          {bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to:

          {immediate medical or surgical relief,
          {first aid,

          to expenses incurred with respect to:

          {bodily injury, sickness, disease or death, {bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to:

          {injury, sickness, disease, death or destruction
          {bodily injury or property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c)  the

               {injury, sickness, disease, death or destruction
               {bodily injury or property damage

               arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to:

               {injury to or destruction of property at such nuclear facility {property damage to such nuclear facility and any property thereat.

     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility; under paragraph (a) or (b) thereof "nuclear facility" means:

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          {With respect to injury to or destruction of property, the word "injury" or "destruction",

          "property damage" includes all forms of radioactive contamination of property,

          {includes all forms of radioactive contamination of property

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal, or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------

NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

--------------------------------------------------------------------------------

                      MEDICAL DEFENSE ASSOCIATES ("MDA")
                  MEDICAL DEFENSE INSURANCE COMPANY ("MDIC")
                              SEPTEMBER 28, 1998

               AGREEMENT FOR PURCHASE AND SALE OF CERTAIN ASSETS

                                   SCHEDULES

Schedule 7.05  -  Retained Employees
------------------------------------

                         Separate Employment Agreement
                         -----------------------------

                               Geri H. Morrison


                 Section A - Three Year Employment Agreements
                 --------------------------------------------

                              Robert E. Morrison
                               Samuel J. Pippin
                               David W. Jackson


                                   Section B
                                   ---------

                               Michelle R. Todd
                              Kathryn L. Twibell
                               Philip E. Moppert
                              Cheryl A. Patterson
                                Steven A. Brown


                                   Section C
                                   ---------

                 Patricia A. Savard        Cynthia E. Bousman
                 Carol A.Cruise            Claudia J. Kelsey
                 Elizabeth D. Binder       Dona L. Alfultis
                 Barbara J. Adams          Donald D. Buckholz
                 Teri L. Young             Gerald T. Waggoner
                 Kaysha F. Morgan

                                 SCHEDULE 7.06

                             MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT is made and entered into as of January 1, 1999 (the "Effective Date"), by and among Medical Defense Associates ("MDA"), a Missouri stock insurer, Medical Defense Insurance Company ("MDIC"), a Missouri stock insurer, Medical Defense Services Corp. ("MDS"), a Missouri corporation, and Medical Defense Holding Co. ("MDHC"), a Missouri corporation, and Mutual Assurance, Inc., an Alabama stock insurer (the "Manager"). MDA and MDIC may hereinafter sometimes be referred to collectively as the "Insurers" and separately as "Insurer," when no distinction is required.


                                   RECITALS:

     Manager has acquired from the Insurers the recurring book of medical professional liability business of Insurers pursuant to the terms and conditions of that certain Agreement for Purchase and Sale of Assets (the "Purchase Agreement"), by and among the Manager, Medical Assurance, Inc., the Insurers, MDHC and MDS. Pursuant to the terms and conditions of the Purchase Agreement, Manager has entered into an Excess of Loss Reinsurance Treaty ("Excess Treaty") with Insurers pursuant to which Manager has agreed to reinsure certain losses and loss adjustment expenses of the Insurers in excess of a fixed amount to be determined, which amount shall approximate the sum of the Insurers' combined reserves for losses and allocated loss adjustment expenses at the Effective Date (as defined in Section 9.01 of the Purchase Agreement) and the anticipated investment income on said reserves pending payment of losses and allocated loss adjustment expenses on claims covered by the Excess Treaty (the "Prior Claims"). In addition, the Manager has entered into a Quota Share Reinsurance Treaty (the "Quota Share Treaty") pursuant to which the Insurers have ceded to the Manager 100% of the net liability with respect to claims incurred or arising after the Effective Date under policies of the Insurers that are outstanding on the Effective Date (the "Current Claims"). The Manager has employed a substantial number of the former employees of the Insurers and MDS to manage the book of business acquired from the Insurers under the Purchase Agreement. The Insurers have requested the Manager to provide management services for and on behalf of the Insurers in connection with the administration of Insurers' outstanding policies and the management of Prior Claims and Current Claims (hereinafter collectively called "Claims" where no distinction is required). Manager has agreed to provide such management services to the Insurers on the terms and conditions hereinafter set forth.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

     1. Appointment of Manager. Insurers hereby designate and appoint Manager to manage Claims for and on behalf of the Insurers under the terms and conditions of this Agreement. Manager hereby accepts such appointment subject to, and agrees to perform the duties of Manager in accordance with, the terms and conditions of this Agreement.

     2.   Duties and Responsibilities of Manager.
          --------------------------------------

          (a) The Manager shall have the right and duty to direct and supervise the administration and management of Claims, and in connection therewith, shall have full power and authority to take any and all actions authorized under
Section 4 hereof.

          (b) The Manager shall provide to Insurers and to their actuaries and accountants such information regarding Claims and related information as may be relevant to or useful for future reserve studies of the Insurers or for the timely preparation of Insurers' interim and year-end financial statements, tax returns, and reports required by statute or regulation.

          (c) The Manager shall provide to reinsurers of the Insurers such reports regarding Claims and related information as are required to be provided by the Insurers in accordance with their respective reinsurance treaties.

          (d) The Manager shall have no responsibility to perform any of the following on behalf of the Insurers:

               (i) to invest any of the Insurers' assets or manage the Insurers' invested assets;

               (ii) to prepare any financial or regulatory reports for or on behalf of the Insurers, except that the Manager shall be required to provide the Insurers the information required under subparagraph (b) above; and

               (iii) to perform any actions on behalf of the Insurers not relating to the management and administration of Claims.

     3.   Responsibilities of Insurers.
          ----------------------------

          (a) The Board of Directors of MDA shall establish and maintain a claims committee (the "Claims Committee") at all times during the term of this Management Agreement. The Claims Committee will be made up of individuals with qualifications similar to those of the members of the current claims committee of the Board of Directors of MDA. The Claims Committee shall regularly consult with the Manager regarding Prior Claims and shall make recommendations as to the settlement and defense of Prior Claims.

          (b) The Insurers shall fund all allocated loss adjustment expenses (herein defined) as and when they are incurred in connection with the administration, settlement, or defense of Prior Claims; provided such expenses are incurred solely in connection with the liabilities of the Insurers covered by this Agreement. "Allocated loss adjustment expenses" shall mean and refer to the types and categories of expenses reported as "allocated loss adjustment expense" in the Annual Statement filed by the Sellers with the Missouri Insurance Department for the year ended December 31, 1998, but which amount shall not include salaries of officials, administrators or other employees or normal overhead charges such as rent, postage, telephone, lighting, cleaning, heating or similar expenses.

          (c) The Insurers shall fund the payment of all losses and all allocated loss adjustment expenses with respect to Prior Claims except to the extent that all or any portion of a loss is recoverable from the Manager under the terms and conditions of the Excess Treaty.

          (d) Insurers shall prepare and file all reports and financial statements, and shall file all tax returns and pay all taxes indicated thereon, as may be necessary to maintain good standing of each Insurer in all states in which it has qualified to do business as a property and casualty insurer and in which it has policies under which Claims may be asserted.

     4.   Authority of Manager. Manager shall perform the duties described in
Section 2 hereof which shall include without limitation the following:

          (a) Manager shall receive and record all reports from insureds under policies of the Insurers that may result in the assertion of a Claim under such policies; shall perform such investigations as Manager deems reasonable and necessary with respect to such reported incidents; and shall record and maintain information regarding such reports and investigations as is customary in the insurance industry.

          (b) Manager shall authorize the settlement or defense of all Claims, including the appeal of any judgment with respect to a Claim, in accordance with the following procedures:

               (i) Prior Claims. Manager shall provide such information as may be reasonably requested by the Claims Committee with regard to Prior Claims; shall consult with the Claims Committee with respect to Prior Claims; and shall solicit the recommendation of the Claims Committee with respect to the settlement or defense of Prior Claims. Manager shall have the right to accept or reject the recommendation of the Claims Committee after giving consideration to the interests of the policyholder, the Insurers, and the interests of the Manager under the Excess Treaty. In the event that the Manager rejects the recommendation of the Claims Committee, the Manager shall have full power and authority to take any and all actions necessary to settle or defend said Claim; provided that Manager shall advise the Claims Committee of its proposed actions with respect to such Claim.

               (ii) Current Claims. Manager shall have full power and authority to take any and all actions necessary to settle or defend Current Claims without the advice or recommendation of the Claims Committee.

          (c) Manager shall have the authority to monitor and supervise the defense of all Claims, and in connection therewith, to retain defense counsel for insureds and to consult with defense counsel with regard to defense strategy, including without limitation participation in responses to discovery requests served upon insureds, recommendations of discovery requests on behalf of insureds, and retention of experts.

          (d) Manager shall have the authority to pay all losses and loss adjustment expenses incurred in connection with the settlement or defense of Claims as contemplated herein.

     5.   Provision of Facilities and Data Processing Services.
          ----------------------------------------------------

          (a) MDS shall provide Manager office space in Insurers' home office building in Springfield, Missouri, and such furniture, equipment, and utilities services (exclusive of supplies and the data processing system) as shall be reasonably necessary for the Manager's employees to perform the services to be provided hereunder. Manager shall pay to MDS a facilities fee in the amount of $11,800 per month in advance, plus 50% of the cost of trash removal and snow removal that are actually incurred and paid by MDS in connection with the operation of the building. Manager shall be responsible for the cost of utilities (power, gas and water), telephone service, and all supplies and other materials used in the performance of its services hereunder, including without limitation, paper, copier and facsimile supplies, postage, and other consumable supplies; provided that MDHC shall reimburse Manager for the cost of any such supplies used by MDHC or any of its subsidiaries for any purpose other than the administration of Claims. Either MDS or Manager may terminate such space and services upon ninety (90) days advance written notice; provided that either MDS or Manager may terminate such space and services upon thirty (30) days advance written notice at any time after the termination of this Agreement.

          (b) MDS shall provide data processing services for the Manager utilizing MDS' computer equipment, software system, and data bases. Such data processing services shall be provided for a usage fee at the rate of $1,500 in advance per month and shall include processing information that is related to management of Claims and outstanding policies, and shall include daily, weekly, and monthly processing consistent with past practices of the Insurers with respect to policy maintenance, Claims processing, and standard reporting, production of standard reports and other reports that have been used to manage Claims and policies for the Insurers. MDS shall provide such data processing services to Manager during the term of this Management Agreement provided that the Manager may, at its election, sooner terminate MDS' obligation to provide data processing services upon 180 days advance written notice. In the event either party elects to terminate the obligation of MDS to provide Manager space and services as provided in subparagraph (a) above, MDS shall continue to provide data processing services as herein contemplated, in which event MDS shall allow such access to its computer equipment and software as may be reasonably necessary to fulfill its obligations hereunder.

     6. Management Fee. In exchange for the services provided by Manager, Insurers shall pay Manager a management fee in an amount equal to the aggregate amount of the unallocated loss adjustment expense ("ULAE") reserve included in the Insurers reserves for losses and loss adjustment expenses as of the Effective Date which shall be payable in accordance with the following schedule:

          40% of the ULAE during the first consecutive twelve months of the term of this Agreement;

          30% of the ULAE during the next consecutive twelve months commencing January 1, 2000;

          20% of the ULAE during the next consecutive twelve months commencing January 1, 2001; and

          10% of the ULAE during the next consecutive twelve months commencing January 1, 2002.

The management fee shall be paid in quarterly installments in advance on the first day of each calendar quarter. In the event that this Agreement is terminated in accordance with Section 8 below, the management fee shall be pro rated to the date of termination and any unpaid amount shall be paid to Manager by Insurers within ten (10) days of such termination. The parties understand that the ULAE reserve as of the date of execution of this Agreement is approximately $3,500,000, but that actual ULAE reserve will vary from that amount. The parties agree that the ULAE reserve will be computed in accordance with past practices and will be based upon the midpoint calculation in the Insurers' actuary's year-end reserve report. The first quarterly payment will be made on January 5, 1999, in the amount of $350,000, and the second quarterly payment will be adjusted based on the amount of the ULAE reserve as so determined.

     7.   Payment of Losses and Adjustment Expenses.
          -----------------------------------------

          (a) Prior Claims. Manager shall provide the Insurers reports on a periodic basis, but in no event more frequently than weekly, of the allocated loss adjustment expenses and the losses required to be paid with respect to the settlement or defense of Prior Claims ("Reports") and shall present to the Insurers checks drawn on the account of the Insurers ("Checks") in the appropriate amounts and to the appropriate parties in accordance with the Reports. Upon delivery of each of the Reports and Checks to the Insurers, the Insurers shall cause the Checks to be signed and delivered to Manager for payment to the appropriate parties and shall promptly deposit immediately available funds into all bank accounts upon which such Checks have been drawn so that payment will be properly and timely made on such Checks.

          (b) Current Claims. Manager shall deposit into a segregated bank account that shall include the name of the Insurers in the name of the account (the "Management Account") funds sufficient to pay all allocated loss adjustment expenses and all losses with respect to Current Claims under the Quota Share Treaty. Manager shall apply and/or disburse funds from the Management Account on a weekly basis to pay the allocated loss adjustment expenses and losses with respect to the Current Claims. The funds deposited in the Management Account shall be the property of the Insurers. Such monies shall not be commingled with other funds of the Manager except to the extent that such monies are paid to or for the benefit of Manager pursuant to the terms of this Agreement.

          (c) Limitation of Liability. Manager shall not be obligated to advance any of its own funds for the account of the Insurers except to the extent required under the Excess Treaty and the Quota Share Treaty. Manager shall pay directly to the Insurers all amounts recoverable under the Excess Treaty.

     8. Term. This Agreement shall continue in effect from the Effective Date until December 31, 2002; provided that the Insurers may terminate this Agreement at any time, with or without cause, upon delivery of written notice to Manager. Termination of this Agreement shall be effective ninety (90) days after delivery of said notice unless otherwise agreed in writing by Manager and the Insurers.

     9.   Employees.
          ---------

          (a) Manager shall have the duty to hire, pay, supervise, and discharge the personnel necessary to be employed in order to perform the duties of the Manager in accordance with the terms of this Agreement. Such personnel shall in every instance be employees of the Manager and not of Insurers and shall be employed solely at the expense of Manager. Manager shall be responsible for the compensation and fringe benefits for such employees and for all payroll taxes, FICA, and similar items with respect to such employees. Manager shall directly control the time and manner of work and services to be performed by the employees of Manager.

          (b) Manager agrees to make certain employees of Manager available to Insurers and to MDHC for the purpose of preparing financial statements and other regulatory filings for Insurers and MDHC. These employees shall be made available as needed by the Insurers and MDHC and only for the time required to prepare such documents. The employees to be made available are Geri Morrison, Samuel Pippin, and Cheryl Patterson, provided that the individual is employed by Manager at the time of the request. MDHC shall provide Manager reasonable notice of its need to use such employees for the purposes herein stated. MDHC and Manager shall cooperate with each other as to the time or times such employees are to be made available to MDHC after giving due consideration to the requirements of each of them; provided, however, that Manager agrees that Cheryl Patterson shall be permitted to perform services for MDHC for at least one-half day during each payroll period of MDHC. MDHC shall directly control the manner of work and services to be performed by such employees during the time they are made available to MDHC for the purpose herein stated.

     10.  Insurance.
          ---------

          (a) Fidelity Bond. Manager shall, at Manager's expense, provide and maintain crime insurance on persons employed by Manager in connection with all business and affairs arising out of or in connection with performance of its duties hereunder.

          (b) Workers' Compensation Insurance. Manager shall provide and maintain workers' compensation insurance and employer's liability insurance with respect to all persons employed by Manager to perform the services hereunder.

     11.  Indemnification.
          ---------------

          (a) Manager shall indemnify and hold each of the Insurers and each of their officers and directors harmless against all claims, actions, liabilities, losses, damages, costs, expenses, including attorneys' fees and expenses, by reason of Manager's negligence or willful misconduct in the performance of its duties hereunder. This indemnity shall not be applicable with respect to any liability of the Insurers for the payment of claims in accordance with the terms of the policies issued by the Insurers, nor shall it be applicable with respect to acts of Manager duly authorized by Insurers in writing in advance or done in good faith by the Manager in the exercise of prudent judgment not in violation of the express terms and provisions of this Agreement. The aforesaid indemnity shall only be applicable to the extent that loss, damage, or liability suffered by Insurers in excess of insurance proceeds payable in respect thereof.

          (b) Insurers shall jointly and severally indemnify and hold Manager and each of its officers, directors, and employees harmless against all claims, actions, liabilities, losses, damages, costs, or expenses, including attorneys' fees and expenses, by reason of (i) Insurers' negligence or willful misconduct, or (ii) any actions taken by employees of Manager at the direction of MDHC as contemplated in Section 9(b) hereof. This indemnity shall not be applicable with respect to any liability of Manager with respect to acts of Insurers duly authorized by Manager in writing or done in good faith by Insurers in the exercise of prudent judgment not in violation of the express terms and provisions of this Agreement. The aforesaid indemnity shall only be applicable to the extent that the loss, damage, or liability suffered by the Manager is in excess of insurance proceeds payable in respect thereof.

          (c) Any party seeking indemnification (the "Indemnified Party") hereunder shall give written notice (the "Notice") to the parties from whom the indemnification is sought (the "Indemnifying Party") of the claim for indemnification. Upon receipt of a Notice, the Indemnifying Party shall have the option to, and at the request of the Indemnified Party shall, defend and/or protest any such claim at the Indemnifying Party's own cost and expense, including but not limited to, subject to the rights of or duties to any insurer having liability therefor, the option to defend, with attorneys reasonably acceptable to the Indemnified Party, provided that (i) the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment or settlement and (ii) no settlement or compromise of any matter shall be made without the consent of the Indemnified Party, which consent shall not unreasonably be withheld. In addition, the Indemnified Party may also participate, at its expense, in such contest or defense. If the Indemnifying Party does not elect (or if required, does not agree) to assume the defense of the claim within ten days of the Indemnifying Party's receipt of a Notice, the party against whom the claim was asserted will have the right, at the expense of the Indemnifying Party, to undertake the defense and to compromise or settle the claim as it deems appropriate.

     12.  Miscellaneous.
          -------------

          (a) Binding Agreement. The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

          (b) Relationship of Parties. Nothing contained in this Agreement shall constitute or be construed to be or to create a partnership, joint venture or lease between Manager and either or both of Insurers. The relationship of Manager to the Insurers under this Agreement is that of an independent contractor, not that of an agent, and nothing contained herein shall be construed to create a relationship of agency between Manager and Insurers (except to the extent Manager is authorized to act on behalf of Insurers as manager under this Agreement).

          (c) Notices. All notices, demands and requests contemplated hereunder by either party to the other shall be given in the manner and at the address set forth in Section 12.04 of the Purchase Agreement.

          (d) Entire Agreement: Amendment. This Agreement, together with the Purchase Agreement, the Excess Treaty, and the Quota Share Treaty referred to herein, and the documents executed in connection with the foregoing, contain the entire agreement between the parties hereto, and no prior oral or written, and no contemporaneous oral representations or agreements between the parties with respect to the subject matter of this Agreement shall be of any force and effect. Any additions, amendments or modifications to this agreement shall be of no force and effect unless in writing and signed by Manager and Insurers.

          (e) Sale and/or Assignment of Agreement. This Agreement may be assigned by Manager only with the prior written consent of Insurers.

          (f) Captions and Headings. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provisions of or the scope of intent of this Agreement nor in any way affect this Agreement.

          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to conflicts of laws principles.

          (h) Authorization of Agreement. Manager and each of Insurers represent and warrant, each to the other, with respect to itself, that the execution and delivery of this Agreement has been duly authorized by all respective and necessary parties to this action, and will not currently nor with the passage of time, violate or conflict with (i) the provisions of the Articles of Incorporation and Bylaws, of Manager or Insurers, (ii) any other instrument to which either party is bound or by which any of their property or assets is subject, or (iii) any existing law, regulations, court order or consent decree to which either party is bound or any of their property or assets are subject.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by their respective duly authorized officers, as of the day and year first above written.


                                    MUTUAL ASSURANCE, INC.

                                    By:_________________________________________
                                    Its:________________________________________

                                    MEDICAL DEFENSE ASSOCIATES

                                    By:_________________________________________
                                    Its:________________________________________

                                    MEDICAL DEFENSE
                                    INSURANCE COMPANY

                                    By:_________________________________________
                                    Its:________________________________________

                                    MEDICAL DEFENSE SERVICES CORP.

                                    By:_________________________________________
                                    Its:________________________________________

                                    MEDICAL DEFENSE HOLDING CO.

                                    By:_________________________________________
                                    Its:________________________________________